                                                              EXHIBIT 99.93


                                                           [EXECUTION COPY]




                                   CREDIT AGREEMENT

                            Dated as of December 15, 1994

                                        Among

                                     BORDEN, INC.

                                     as Borrower,
                                     -- --------

                                         and

                                THE BANKS NAMED HEREIN

                                      as Banks,
                                      -- -----

                                    CITIBANK, N.A.

                               as Administrative Agent,
                               -- --------------------

                                BANKERS TRUST COMPANY
                                    CHEMICAL BANK
                                    CITIBANK, N.A.
                                    CREDIT SUISSE

                               as Lead Managing Agents
                               -- ---- -------- ------

                                         and

                              BT SECURITIES CORPORATION
                               CHEMICAL SECURITIES INC.
                              CITICORP SECURITIES, INC.
                                    CREDIT SUISSE

                                     as Arrangers
                                     -- ---------

                          T A B L E   O F   C O N T E N T S


               Section                                                 Page

                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

               1.01.  Certain Defined Terms . . . . . . . . . . . . . .   1
               1.02.  Computation of Time Periods . . . . . . . . . . .  25
               1.03.  Accounting Terms  . . . . . . . . . . . . . . . .  25

                                      ARTICLE II

                          AMOUNTS AND TERMS OF THE ADVANCES
                              AND THE LETTERS OF CREDIT

               2.01.  The Advances  . . . . . . . . . . . . . . . . . .  25
               2.02.  Making the Advances . . . . . . . . . . . . . . .  26
               2.03.  The Competitive Bid Advances  . . . . . . . . . .  28
               2.04.  Repayment . . . . . . . . . . . . . . . . . . . .  31
               2.05.  Reduction of the Commitments  . . . . . . . . . .  32
               2.06.  Application of Certain Proceeds . . . . . . . . .  32
               2.07.  Prepayments . . . . . . . . . . . . . . . . . . .  34
               2.08.  Interest  . . . . . . . . . . . . . . . . . . . .  34
               2.09.  Fees  . . . . . . . . . . . . . . . . . . . . . .  35
               2.10.  Conversion of Advances  . . . . . . . . . . . . .  36
               2.11.  Increased Costs, Etc. . . . . . . . . . . . . . .  36
               2.12.  Payments and Computations . . . . . . . . . . . .  38
               2.13.  Taxes . . . . . . . . . . . . . . . . . . . . . .  39
               2.14.  Sharing of Payments, Etc. . . . . . . . . . . . .  42
               2.15.  Letters of Credit . . . . . . . . . . . . . . . .  42
               2.16.  Use of Proceeds . . . . . . . . . . . . . . . . .  46
               2.17.  Defaulting Lenders  . . . . . . . . . . . . . . .  46
               2.18.  Option to Replace Lenders . . . . . . . . . . . .  49

                                     ARTICLE III

                                 CONDITIONS PRECEDENT

               3.01.  Conditions Precedent to Effectiveness . . . . . .  49
               3.02.  Conditions Precedent to Initial Borrowing . . . .  51
               3.03.  Conditions Precedent to Certain Borrowings and
                    Issuances . . . . . . . . . . . . . . . . . . . . .  53
               3.04.  Conditions Precedent to Each Competitive Bid
                    Borrowing . . . . . . . . . . . . . . . . . . . . .  53
               3.05.  Determinations Under Sections 3.01 and 3.02 . . .  53

          Section                                                      Page



                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

               4.01.  Representations and Warranties of the Borrower  .  54

                                      ARTICLE V

                              COVENANTS OF THE BORROWER

               5.01.  Affirmative Covenants . . . . . . . . . . . . . .  58
               5.02.  Negative Covenants  . . . . . . . . . . . . . . .  61
               5.03.  Reporting Requirements  . . . . . . . . . . . . .  67
               5.04.  Financial Covenants . . . . . . . . . . . . . . .  70

                                      ARTICLE VI

                                  EVENTS OF DEFAULT

               6.01.  Events of Default . . . . . . . . . . . . . . . .  71
               6.02.  Actions in Respect of the Letters of Credit Upon
                    Default . . . . . . . . . . . . . . . . . . . . . .  74

                                     ARTICLE VII

                                      THE AGENTS

               7.01.  Authorization and Action  . . . . . . . . . . . .  75
               7.02.  Reliance, Etc.  . . . . . . . . . . . . . . . . .  75
               7.03.  Lead Managing Agents and Affiliates . . . . . . .  76
               7.04.  Lender Credit Decision  . . . . . . . . . . . . .  76
               7.05.  Indemnification . . . . . . . . . . . . . . . . .  76
               7.06.  Successor Administrative Agent  . . . . . . . . .  77

          Section                                                      Page


                                     ARTICLE VIII

                                    MISCELLANEOUS

               8.01.  Amendments, Etc.  . . . . . . . . . . . . . . . .  78
               8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . .  78
               8.03.  No Waiver; Remedies . . . . . . . . . . . . . . .  79
               8.04.  Costs and Expenses  . . . . . . . . . . . . . . .  79
               8.05.  Right of Set-Off  . . . . . . . . . . . . . . . .  81
               8.06.  Binding Effect  . . . . . . . . . . . . . . . . .  81
               8.07.  Assignments and Participations  . . . . . . . . .  82
               8.08.  Governing Law . . . . . . . . . . . . . . . . . .  85
               8.09.  Execution in Counterparts . . . . . . . . . . . .  85
               8.10.  Confidentiality . . . . . . . . . . . . . . . . .  85
               8.11.  Receivables Financings Documents  . . . . . . . .  85
               8.12.  No Liability of the Issuing Banks.  . . . . . . .  85
               8.13.  Waiver of Existing Credit Agreement . . . . . . .  86
               8.14.  Waiver of Jury Trial  . . . . . . . . . . . . . .  86


          SCHEDULES

          Schedule I   -      Commitments and Applicable Lending Offices

          Schedule 1.01  -    Scheduled Debt

          Schedule 4.01(b)    -    Material Subsidiaries

          EXHIBITS

          Exhibit A-1  -      Form of Term Note

          Exhibit A-2  -      Form of Working Capital Note

          Exhibit A-3  -      Form of Competitive Bid Note

          Exhibit B-1  -      Form of Notice of Borrowing

          Exhibit B-2  -      Form of Notice of Competitive Bid Borrowing

          Exhibit C    -      Form of Assignment and Acceptance

          Exhibit D-1  -      Form of Opinion of New York Counsel for the
                              Borrower

          Exhibit D-2  -      Form of Opinion of General Counsel to the
                              Borrower

          Exhibit E    -      Form of Pledge Agreement

          Exhibit F    -      Form of Confidentiality Agreement

                                   CREDIT AGREEMENT


                       CREDIT AGREEMENT dated as of December 15, 1994
          among Borden, Inc., a New Jersey corporation (the "Borrower"),
                                                             --------
          the banks (the "Banks") listed on the signature pages hereof,
                          -----
          Citibank, N.A. ("Citibank"), as administrative agent (together
                           --------
          with any successor appointed pursuant to Article VII, the "Administrative Agent") for the Lenders (as hereinafter defined),
           --------------------
          BT Securities Corporation ("BT Securities"), Chemical Securities
                                      -------------
          Inc. ("Chemical Securities"), Citicorp Securities, Inc. and
                 -------------------
          Credit Suisse ("Credit Suisse"), as arrangers (the "Arrangers"),
                          -------------                       ---------
          BT Securities and Chemical Securities as co-syndication agents and Credit Suisse, as Issuing Bank (as defined below) and documentation agent.


                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

                       SECTION 1.01.  Certain Defined Terms.  As used in
                                      ---------------------
          this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                       "Advance" means a Working Capital Advance, a Term
                        -------
               Advance, a Competitive Bid Advance or a Letter of Credit
               Advance.

                       "Administrative Agent" has the meaning specified in
                        --------------------
               the recital of parties to this Agreement.

                       "Administrative Agent's Account" means the account
                        ------------------------------
               of the Administrative Agent maintained by the Administrative Agent with Citibank at its office at 1 Court Square, 7th Floor, Long Island City, New York 11120, Account No. 3685 2248, Attention: John Makrinos.

                       "Affiliate" means, as to any Person (other than a
                        ---------
               Subsidiary), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                       "Agents" means, collectively, the Administrative
                        ------
               Agent, the Lead Managing Agents and the Arrangers.

                       "Applicable Lending Office" means, with respect to
                        -------------------------
               each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such

               Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                       "Applicable Margin" means, as of any date, a
                        -----------------
               percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                       Public Debt   Applicable   Applicable
                          Rating     Margin for   Margin for
                       S&P/Moody's   Base Rate    Eurodollar
                                      Advances       Rate
                                                   Advances

                       Level 1
                       -------
                       BBB- or           0%           1%
                       Baa3 or
                       above
                       Level 2
                       -------
                       below BBB-       .5%          1.75%
                       and Baa3
                       but at
                       least BB or
                       Ba2

                       Level 3
                       -------
                       below BB          1%          2.25%
                       and Ba2

               provided, that for the period commencing on the date of the
               --------
               initial Borrowing and ending on the first anniversary thereof, the Applicable Margin shall be Level 2 (if it would otherwise be Level 2 or Level 1) or Level 3.

                       "Applicable Percentage" means, as of any date, a
                        ---------------------
               percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                             Public Debt     Applicable
                                Rating       Percentage
                             S&P/Moody's

                            Level 1
                            -------
                            BBB- or Baa3        .375%
                            or above
                            Level 2
                            -------
                            below BBB-          .500%
                            and Baa3 but
                            at least BB
                            or Ba2

                            Level 3
                            -------
                            below BB and        .500%
                            Ba2

               provided, that for the period commencing on the date of the
               --------
               initial Borrowing and ending on the first anniversary thereof, the Applicable Percentage shall be Level 2 (if it would otherwise be Level 2 or Level 1) or Level 3.

                       "Appropriate Lender" means, at any time, with
                        ------------------
               respect to any of the Letter of Credit, Term or Working Capital Facilities, a Lender that has a Commitment with respect to such Facility at such time.

                       "Arrangers" has the meaning specified in the
                        ---------
               recital of parties to this Agreement.

                       "Asset Proceeds" means the aggregate value received
                        --------------
               in connection with the sale of assets of the Borrower and its Subsidiaries (other than Excluded Asset Sales) after deducting therefrom only (a) the costs of sale including reasonable brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, severance, legacy and similar costs and other similar fees and commissions, (b) the amount of taxes paid or estimated to be payable during the then current or next fiscal year in connection with or as a result of such transaction and reasonable reserves associated therewith, (c) the amount of any Indebtedness related to such asset that, by the terms of such transaction, is required to be repaid upon such disposition and (d) any such other reasonable exit costs related to such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, properly attributable to such transaction or to the asset that is the subject thereof.

                       "Assignment and Acceptance" means an assignment and
                        -------------------------
               acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                       "Available Amount" of any Letter of Credit means,
                        ----------------
               at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                       "Bank" has the meaning specified in the recital of
                        ----
               parties to this Agreement.

                       "Base Rate" means a fluctuating interest rate per
                        ---------
               annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                         (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                         (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus
                                                                     ----
                       (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average
                       (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three
                       New York certificate of deposit dealers of
                       recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week
                       ----
                       period of the annual assessment rates reasonably estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                         (c)  1/2 of one percent per annum above the
                       Federal Funds Rate.

                       "Base Rate Advance" means an Advance that bears
                        -----------------
               interest as provided in Section 2.08(a)(i).

                       "Borrower" has the meaning specified in the recital
                        --------
               of parties to this Agreement.

                       "Borrowing" means a Term Borrowing, a Competitive
                        ---------
               Bid Borrowing or a Working Capital Borrowing.

                       "BT" means Bankers Trust Company.
                        --

                       "BT Securities" has the meaning specified in the
                        -------------
               recital of parties to this Agreement.

                       "Business Day" means a day of the year on which
                        ------------
               banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank eurodollar market.

                       "Capital Expenditures" means for any period, the
                        --------------------
               aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the Consolidated balance sheet of the Borrower and its Subsidiaries, provided that Capital
                                              --------
               Expenditures shall in any event exclude (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (c) the purchase of plant, property and equipment made within 270 days of the sale of a similar asset.

                       "Capitalized Leases" has the meaning specified in
                        ------------------
               clause (e) of the definition of Debt.

                       "Cash Asset Proceeds" means the amount of cash
                        -------------------
               proceeds received from time to time in connection with the sale of assets of the Borrower and its Subsidiaries, including deferred receipts as collections, sales or other monetizations of notes or otherwise, after deducting therefrom the amounts specified in clauses (a) - (d) of the definition of Asset Proceeds.

                       "Cash Equivalents" shall mean (i) securities issued
                        ----------------
               or unconditionally guaranteed by the United States Government or any agency or instrumentality thereof, in each case having maturities of not more than twelve months from the date of acquisition thereof; (ii) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than twelve months from the date of acquisition thereof and, at the time of acquisition, having the highest rating generally obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service);
               (iii) commercial paper issued by any Lender or any bank holding company owning any Lender; (iv) commercial paper maturing no more than twelve months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then an equivalent rating from another nationally recognized rating service); (v) domestic and eurodollar certificates of deposit or bankers' acceptances maturing no more than one year after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the foreign banks; (vi) repurchase agreements with a term of not more than seven days for underlying securities of the type described in clauses (i), (ii) and (v) above entered into with any bank meeting the qualifications specified in clause
               (v) above or securities dealers of recognized national standing; and (vii) other customarily utilized high quality instruments in countries where the Borrower's foreign Subsidiaries are located.

                       "Chemical" means Chemical Bank.
                        --------

                       "Chemical Securities" has the meaning specified in
                        -------------------
               the recital of parties to this Agreement.

                       "Citibank" has the meaning specified in the recital
                        --------
               of parties to this Agreement.

                       "Collateral" means all "Collateral" referred to in
                        ----------
               the Pledge Agreement and all other property that is subject to any Lien in favor of the Administrative Agent, the Lenders or any Issuing Bank.

                       "Commitment" means a Term Commitment, a Working
                        ----------
               Capital Commitment or a Letter of Credit Commitment.

                       "Competitive Bid Advance" means an advance by a
                        -----------------------
               Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the auction bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

                       "Competitive Bid Borrowing" means a borrowing
                        -------------------------
               consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the auction bidding procedure described in
               Section 2.03.

                       "Competitive Bid Note" means the promissory note of
                        --------------------
               the Borrower payable to the order of the Administrative Agent for the benefit of each Lender making a Competitive Bid Advance, in substantially the Form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to the Lenders resulting from Competitive Bid Advances made by the Lenders.

                       "Competitive Bid Register" has the meaning
                        ------------------------
               specified in Section 2.03(a)(vi).

                       "Confidential Information" means information that
                        ------------------------
               the Borrower furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Borrower.

                       "Consolidated" refers to the consolidation of
                        ------------
               accounts in accordance with GAAP.

                       "Conversion", "Convert" and "Converted" each refer
                        ----------    -------       ---------
               to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.10 or 2.11.

                       "Credit Parties" means the Borrower, BDS One, Inc.,
                        --------------
               BDS Two, Inc. and BDS Four, Inc.

                       "Credit Suisse" has the meaning specified in the
                        -------------
               recital of parties to this Agreement.

                       "Debt" of any Person means, without duplication,
                        ----
               (a) all indebtedness of such Person for borrowed money,
               (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses arising in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
               (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases ("Capitalized Leases") and (f) all Debt referred to in
                 ------------------
               clauses (a) through (e) above secured by any Lien on property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, but only to the extent that, in accordance with GAAP, such Debt would be reflected on the financial statements of such Person.

                       "Debt Proceeds" means gross proceeds received by
                        -------------
               the Borrower from the sale or issuance of any borrowed money Debt (other than hereunder, the TMI Credit Agreement or Excluded Debt) whether by means of any public offering, private placement or incurrence of additional bank Debt.

                       "Default" means any Event of Default or any event
                        -------
               that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                       "Defaulted Advance" means, with respect to any
                        -----------------
               Lender at any time, the amount of any Advance required to be made by such Lender to the Borrower pursuant to

               Section 2.01 at or prior to such time which has not been so made as of such time; provided, however, any Advance made by
                                     --------  -------
               the Administrative Agent for the account of such Lender pursuant to Section 2.02(d) shall not be considered a Defaulted Advance even if, at such time, such Lender shall not have reimbursed the Administrative Agent therefor as provided in Section 2.02(d). In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
               Section 2.17(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

                       "Defaulted Amount" means, with respect to any
                        ----------------
               Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) any Issuing Bank pursuant to
               Section 2.15(b) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender,
               (c) any other Lender pursuant to Section 2.14 to purchase any participation in Advances owing to such other Lender and
               (d) the Administrative Agent pursuant to Section 7.05 to reimburse the Administrative Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.17(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be made hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                       "Defaulting Lender" means, at any time, any Lender
                        -----------------
               that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of a type described in Section 6.01(f).

                       "Designated Asset Sales" means asset sales, if any,
                        ----------------------
               identified to the Lenders prior to the date hereof in a writing specifically referring to Section 5.02(d) of this Agreement.

                       "Domestic Lending Office" means, with respect to
                        -----------------------
               any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                       "EBITDA" means, for any period, net income (or net
                        ------
               loss) plus the sum, without duplication,  of (a) Net
                     ----
               Interest Expense, (b) income tax expense,

               (c) depreciation expense, (d) amortization expense, (e) extraordinary or unusual losses included in net income (net of taxes to the extent not already deducted in determining such losses and net of extraordinary or unusual gains included in net income) including, without limitation, cumulative effects of accounting changes, discontinued operations, restructuring charges and non-cash charges,
               (f) amortization of deferred financing fees and debt discount, (g) other non-cash charges, (h) gains or losses on asset sales (including sales of accounts receivable), (i) severance and similar expenses and (j) dividends accrued on securities other than common stock, in each case determined in accordance with GAAP for such period.

                       "Effective Date" has the meaning specified in
                        --------------
               Section 3.01.

                       "Eligible Assignee" means any of (i) a commercial
                        -----------------
               bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (iii);
               (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $100,000,000, in each case as approved by the Arrangers and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that an Affiliate or Subsidiary of the
               --------  -------
               Borrower shall not qualify as an Eligible Assignee under this definition.

                       "Environmental Claims" means any and all
                        --------------------
               administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including
                ------
               without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat or injury to health, safety or the environment.

                       "Environmental Law" means any federal, state,
                        -----------------
               provincial or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials.

                       "Equity Proceeds" means gross proceeds received by
                        ---------------
               the Borrower from (a) the sale or issuance of any equity security of the Borrower whether by means of any public offering or private placement, (b) the sale of some or all of the RN Stock contributed to the Borrower or another instrument which has the effect of monetizing the value of such RN Stock or (c) capital contributions to the Borrower from time to time.

                       "ERISA" means the Employee Retirement Income
                        -----
               Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                       "ERISA Affiliate" means each person (as defined in
                        ---------------
               Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414 (b),
               (c), (m) or (o) of the Internal Revenue Code.

                       "Eurocurrency Liabilities" has the meaning
                        ------------------------
               specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                       "Eurodollar Lending Office" means, with respect to
                        -------------------------
               any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                       "Eurodollar Rate" means, for any Interest Period
                        ---------------
               for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London Time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate

               Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period.

                       "Eurodollar Rate Advance" means an Advance that
                        -----------------------
               bears interest as provided in Section 2.08(a)(ii).

                       "Eurodollar Rate Reserve Percentage" for any
                        ----------------------------------
               Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage if and to the extent actually applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for each Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                       "Events of Default" has the meaning specified in
                        -----------------
               Section 6.01.

                       "Excluded Asset Sales" means (i) sales of inventory
                        --------------------
               in the ordinary course of business, (ii) sales of worn out or obsolete equipment and other property in the ordinary course of business, (iii) sales of accounts receivable and "Related Security" (as such term is defined in the Receivables Financing Documents) under the Receivables Financing Documents, (iv) sales of plant, property and equipment to the extent that the proceeds thereof are used to purchase a similar asset within 270 days of such sale in an aggregate amount not to exceed $50,000,000 in any twelve-month period, (v) sales of assets located outside of the United States in an aggregate amount not to exceed $25,000,000 in any twelve-month period, (vi) sales of assets by the Borrower to any of its Subsidiaries the capital stock of which is required to be pledged to the Lenders pursuant to the Pledge Agreement and (vii) other inter-company sales of assets permitted by Section 5.02(c).

                       "Excluded Debt" means (a) Indebtedness permitted by
                        -------------
               Section 5.02(b)(iii), (b) Indebtedness incurred by Subsidiaries of the Borrower organized outside of the United States, (c) Indebtedness in respect of Capitalized Leases,
               (d) Indebtedness of the Borrower or any of its Subsidiaries owed to the Borrower or any of its Subsidiaries;
               (e) Indebtedness incurred solely as the deferred purchase price of property or services or under any conditional sale or other title retention agreement with respect to acquired property of the Borrower or any of its Subsidiaries and
               (f) Indebtedness, if any, arising under the Receivables Financing Documents.

                       "Excluded Equity Sales" means any issuance or other
                        ---------------------
               sale of equity to (i) any officers or employees of the Borrower or its Subsidiaries to the extent that the gross proceeds thereof do not exceed an aggregate amount of $10,000,000 from the date hereof or (ii) the Borrower or any of its Subsidiaries by any of their Subsidiaries.

                       "Existing Credit Agreement" means the Amended and
                        -------------------------
               Restated Credit Agreement dated as of August 16, 1994 among the Borrower, the banks named therein, Citibank, as administrative agent and Citicorp Securities and Credit Suisse, as arrangers.

                       "Existing Credit Facilities" means the Existing
                        --------------------------
               Credit Agreement, the Existing TM Credit Agreement and the Existing Receivables Back-Stop Facility Agreement.

                       "Existing Indebtedness" means Indebtedness of the
                        ---------------------
               Borrower and its Subsidiaries outstanding on the date hereof.

                       "Existing Receivables Back-Stop Facility Agreement"
                        -------------------------------------------------
               means, collectively, the Parallel Purchase Commitment dated as of August 16, 1994 among Borden Receivables Corp., Citibank and the other banks party thereto and Citicorp North America, Inc., as agent, and the Asset Purchase Agreement dated as of August 16, 1994 among the purchasers party thereto and Citicorp North America, Inc., as agent.

                       "Existing TM Credit Agreement" means the Amended
                        ----------------------------
               and Restated Credit Agreement dated as of August 16, 1994 among TM, the banks named therein, Citibank, as administrative agent and Citicorp Securities and Credit Suisse, as arrangers.

                       "Facility" means the Term Facility, the Working
                        --------
               Capital Facility or the Letter of Credit Facility Sublimit.

                       "Federal Funds Rate" means, for any period, a
                        ------------------
               fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                       "Fixed Rate Advances" has the meaning specified in
                        -------------------
               Section 2.03(a)(i).

                       "GAAP" has the meaning specified in Section 1.03.
                        ----

                       "Hazardous Materials" means (a) petroleum or
                        -------------------
               petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained electric fluid containing levels of polychlorinated biphenyls and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                       "Hedge Agreements" means interest rate swap, cap or
                        ----------------
               collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                       "Incremental RN Stock" means any contribution of RN
                        --------------------
               Stock to the Borrower (other than the investment by Whitehall Associates, L.P. contemplated by Sections 3.02(d) and 3.02(e) hereof), the value of which shall be calculated based on the determination of the average of the average of the high and low sales prices of RN Stock as reported on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of such contribution.

                       "Indebtedness" of any Person means, without
                        ------------
               duplication, (a) all Debt of such Person, (b) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (c) all obligations of such Person in respect of Hedge Agreements and (d) all Indebtedness of others referred to in clauses (a) through (c) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; provided, however, that amount so guaranteed shall not
                     --------  -------
               include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any such guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                       "Indemnified Party" has the meaning specified in
               Section 8.04(b).

                       "Information Memorandum" means the information
               memorandum dated November 16, 1994 used by the Arrangers in connection with the syndication of the Commitments.

                       "Interest Period" means, for each Eurodollar Rate
               Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or, to the extent available in the reasonable judgment of the Administrative Agent, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                         (a) the Borrower may not select any Interest Period that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installation date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

                         (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                         (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                         (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                         (e)  from the date of the initial Borrowing
                       hereunder through and including February 28, 1995, only one month Interest Periods may be selected unless the Lead Managing Agents shall otherwise agree.

                       "Internal Revenue Code" means the Internal Revenue
                        ---------------------
               Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                       "Investment" in any Person means any loan or
                        ----------
               advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other similar investment in such Person.

                       "Investment Grade Rating" means the Borrower's long
                        -----------------------
               term senior unsecured public debt is rated at least BBB- by S&P or Baa3 by Moody's.

                       "Issuing Bank" means Credit Suisse, and any other
                        ------------
               Lender that is a commercial bank, acting through a domestic branch, as issuer of a Letter of Credit.

                       "KKR" has the meaning specified in Section 5.01(h).
                        ---

                       "L/C Account" means an account to be established by
                        -----------
               the Borrower with the Administrative Agent pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent.

                       "L/C Related Documents" has the meaning specified
                        ---------------------
               in Section 2.15(d).

                       "Lead Managing Agents" means BT, Chemical, Citibank
                        --------------------
               and Credit Suisse.

                       "Letters of Credit" has the meaning specified in
                        -----------------
               Section 2.15(a).

                       "Letter of Credit Advance" means an advance made by
                        ------------------------
               any Issuing Bank or any Working Capital Lender pursuant to
               Section 2.15(c).

                       "Letter of Credit Agreement" has the meaning
                        --------------------------
               specified in Section 2.15(b).

                       "Letter of Credit Commitment" means, with respect
                        ---------------------------
               to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Sections 2.05 and 2.06.

                       "Letter of Credit Facility Sublimit" means, until
                        ----------------------------------
               the date that is six months after the initial Borrowing, $550,000,000, and thereafter, $300,000,000.

                       "Lenders" means the Banks listed on the signature
                        -------
               pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

                       "LIBO Rate Advances" has the meaning specified in
                        ------------------
               Section 2.03(a)(i).

                       "Lien" means any lien, security interest or other
                        ----
               charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

                       "Loan Documents" means this Agreement, the Notes,
                        --------------
               the Pledge Agreement each Letter of Credit Agreement and each other agreement pursuant to which a pledge of, or grant of a security interest in, Collateral is granted to the Administrative Agent, the Lenders or any Issuing Bank.

                       "Loan Parties" means the Borrower, TM and Borden
                        ------------
          Receivables Corp.

                       "LYNX Payments" means all payments, and all
                        -------------
               obligations or elections to make any payments under or in connection with (i) the LYNX Reset Agreement dated May 21, 1992, between the Borrower and Merrill Lynch & Co., (ii) the Equity Unit Agreement dated May 21, 1992, between the Borrower and Merrill Lynch & Co. and (iii) the Zero Coupon Bonds due 2002, issued by the Borrower under the Indenture dated as of May 21, 1992, including, without limitation, the payment by the Borrower of amounts in connection with the termination of certain rights of the holders of certain securities related thereto and the payment of amounts to such holders in connection with the redemption and retirement of such securities.

                       "Margin Stock" has the meaning specified in
                        ------------
               Regulation U.

                       "Material Adverse Change" means any change in the
                        -----------------------
               business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents (taken as a whole).

                       "Material Adverse Effect" means a circumstance or
                        -----------------------
               condition affecting the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole which would materially adversely affect (a) the ability of the Borrower to perform its obligations under this Agreement, the Notes and the other Loan Documents (taken as a whole) or (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement and the other Loan Documents (taken as a whole).

                       "Material Subsidiary" means each Subsidiary of the
                        -------------------
               Borrower now existing or hereafter acquired or formed by the Borrower (i) which (x) for the most recent fiscal year of the Borrower, accounted for more than 3% of the consolidated revenues of the Borrower or (y) as at the end of such fiscal year, was the owner of more than 4% of the consolidated assets of the Borrower, in each case as shown on the consolidated financial statements of the Borrower for such fiscal year, or (ii) the capital stock of which is pledged or is required to be pledged to the Lenders pursuant to the Pledge Agreement.

                       "Merger Agreement" means the Agreement and Plan of
                        ----------------
               Merger among Whitehall Associates, L.P., Borden Acquisition Corp. and Borden, Inc. dated as of September 23, 1994.

                       "Moody's" means Moody's Investor Services, Inc. or
                        -------
               any successor by merger or consolidation to its business.

                       "Net Debt Proceeds" means Debt Proceeds of any
                        -----------------
               transaction after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, properly attributable to such transaction.

                       "Net Equity Proceeds" means Equity Proceeds of any
                        -------------------
               transaction after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, properly attributable to such transaction.

                       "Net Interest Expense" means, for any fiscal period
                        --------------------
               of the Borrower, the aggregate of (a) interest expense on all Debt of the Borrower and its Subsidiaries, net of interest income, in accordance with GAAP (excluding, in any event, interest expense, if any, on overdue tax assessments, LYNX Payments and amortization of financing fees and debt discount), (b) the portion of minority interest as set forth on the Borrower's Consolidated statement of income equal to the interest payable under the TM Credit Agreement and
               (c) dividends required to be paid on Preferred Stock permitted by Section 5.02(f)(ii) (but not including any Preferred Stock issued in respect of monetization of RN Stock contributed to the Borrower).

                       "Note" means a Term Note, the Competitive Bid Note
                        ----
               or a Working Capital Note.

                       "Notice of Borrowing" has the meaning specified in
                        -------------------
               Section 2.02(a).

                       "Notice of Competitive Bid Borrowing" has the
                        -----------------------------------
               meaning specified in Section 2.03(a).

                       "Notice of Issuance" has the meaning specified in
                        ------------------
               Section 2.15(b).

                       "OECD" means the Organization for Economic
                        ----
               Cooperation and Development.

                       "Other Taxes" has the meaning specified in
                        -----------
               Section 2.13(b).

                       "PBGC" means the Pension Benefit Guaranty
                        ----
               Corporation or any successor thereof.

                       "Permitted Liens" means (a) Liens for taxes,
                        ---------------
               assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP; (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which are incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and which do not individually or in the aggregate have a Material Adverse Effect; (c) Liens on assets of the Borrower or any of its Subsidiaries existing on the date hereof securing Indebtedness in an aggregate principal amount not to exceed $5,000,000 or arising pursuant to any of the Loan Documents;
               (d) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 6.01(g);
               (e) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (f) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole; (g) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located; (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole; (i) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (k) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries where such Lien secures the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 5.02(b); (l) Liens arising pursuant to purchase money mortgages securing Indebtedness financing the purchase price of assets acquired after the date hereof; provided that any such Liens attach only to the
                            --------
               assets so purchased to the extent permitted under
               Section 5.02(b); (m) Liens on assets permitted to be acquired hereunder; provided that such Liens were existing
                                   --------
               at the time
               of such acquisition and were not created in anticipation thereof; and (n) Liens granted in connection with any foreign contract option, futures contract or similar agreement designed to protect the Borrower or any of its Subsidiaries from fluctuations in the price of commodities, provided that such Liens attach solely to the commodities
               --------
               which are the subject of such options, contracts or agreements.

                       "Person" means an individual, partnership,
                        ------
               corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                       "Plan" means any multiemployer or single-employer
                        ----
               plan as defined in Section 4001 of ERISA and which is covered by Title IV of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute), by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

                       "Pledge Agreement" has the meaning specified in
                        ----------------
               Section 3.01(d)(ix).

                       "Prepayment Target" means an amount equal to
                        -----------------
               $1,150,000,000 minus (a) the excess of (x) the sum of Debt Proceeds and Equity Proceeds over (y) the sum of Net Debt Proceeds and Net Equity Proceeds and (b) the aggregate amount of optional prepayments of term Debt paid out of sources other than (i) Asset Proceeds, (ii) Debt Proceeds to the extent required to be paid pursuant to Section 2.06(a) or Section 2.06(d) and (iii) Equity Proceeds to the extent required to be paid pursuant to Section 2.06(a).

                       "Preferred Stock" means, with respect to any
                        ---------------
               corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

                       "Public Debt Rating" means, as of any date, the
                        ------------------
               higher of the ratings that have been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 3 under the definition of "Applicable Margin" or "Applicable Percentage", as the
                   -----------------      ---------------------
               case may be; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                       "Ratable Share" of any amount means, with respect
                        -------------
               to any Working Capital Lender at any time, the product of
               (a) a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time and the denominator of which is the Working Capital Facility at such time and (b) such amount.

                       "Real Property" of any Person means all of the
                        -------------
               right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

                       "Receivables Back-Stop Facility Agreement" means,
                        ----------------------------------------
               collectively, the Parallel Purchase Commitment dated as of August 16, 1994 among Borden Receivables Corp., Citibank and the other banks party thereto and Citicorp North America, Inc., as agent, dated as of August 16, 1994 and the Amended and Restated Asset Purchase Agreement dated as of December 15, 1994 among the purchasers party thereto and Citicorp North America, Inc., as agent.

                       "Receivables Financing Agreements" means (a) the
                        --------------------------------
               Receivables Purchase Agreement dated as of August 16, 1994 among Borden Receivables Corp., Corporate Asset Funding Company, Inc., Ciesco, L.P., CXC Incorporated, Citicorp North America, Inc., as agent, and Borden, Inc., as collection agent, and (b) the Receivables Back-Stop Facility Agreement, in each case as such documents are amended as of the date hereof and may be further amended, supplemented or otherwise modified from time to time.

                       "Receivables Financing Documents" means the
                        -------------------------------
               Receivables Financing Agreements and the Receivables Purchase Agreement dated as of August 16, 1994 between the Borrower and Borden Receivables Corp., in each case as such documents are amended as of the date hereof and may be further amended, supplemented or otherwise modified from time to time.

                       "Reference Banks" means BT, Chemical, Citibank and
                        ---------------
               Credit Suisse.

                       "Register" has the meaning specified in
                        --------
               Section 8.07(c).

                       "Regulation U" means Regulation U of the Board of
                        ------------
               Governors of the Federal Reserve System, as in effect from time to time.

                       "Related Documents" means the TM Credit Agreement,
                        -----------------
               the "Operative Documents" (as such term is defined in the TM Credit Agreement) and the Receivables Financing Documents.

                       "Replacement Lender" has the meaning specified in
                        ------------------
               Section 2.18.

                       "Reportable Event" means an event described in
                        ----------------
               Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                       "Required Lenders" means at any time Lenders owed
                        ----------------
               or holding at least 51% of the sum of (a) the aggregate principal amount of Advances outstanding at such time and
               (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Working Capital Commitments and unused Commitments under the Term Facility at such time; provided, however, if any Lender
                                           --------  -------
               shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of Advances made by such Lender and outstanding at such time, (ii) if such Lender shall be an Issuing Bank, the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (iii) the Commitment of such Lender under all Facilities at such time. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Working Capital Commitments.

                       "RN Stock" means shares of common stock par value
                        --------
               $.01 per share of RJR Nabisco Holdings Corp., a Delaware corporation.

                       "S&P" means Standard & Poor's Ratings Group or any
                        ---
               successor by merger or consolidation to its business.

                       "Scheduled Debt" means Debt of the Borrower listed
                        --------------
               on Schedule 1.01 hereto including all of the LYNX Payments.

                       "Senior Bank Facilities" means this Agreement, the
                        ----------------------
               Receivables Financing Agreements and the TM Credit
               Agreement.

                       "Subsidiary" of any Person shall mean and include
                        ----------
               (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

                       "Taxes" has the meaning specified in Section 2.13(a).
                        -----

                       "Term Advance" has the meaning specified in
                        ------------
               Section 2.01(b).

                       "Term Borrowing" means a borrowing consisting of
                        --------------
               simultaneous Term Advances of the same Type made by the Term Lenders.

                       "Term Commitment" means, with respect to any Term
                        ---------------
               Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to Sections 2.05 and 2.06.

                       "Term Facility" means, at any time, the aggregate
                        -------------
               amount of the Term Lenders' Term Commitments at such time.

                       "Term Lender" means any Lender that has a Term
                        -----------
               Commitment.

                       "Term Note" means a promissory note of the Borrower
                        ---------
               payable to the order of any Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender.

                       "Termination Date" means the earlier of December
                        ----------------
               31, 1999 and the date of termination in whole of the Term Commitments and Working Capital Commitments pursuant to
               Section 2.04 or 6.01.

                       "TM" means T.M. Investors Limited Partnership, a
                        --
               Delaware limited partnership.

                       "TM Credit Agreement" means the Second Amended and
                        -------------------
               Restated Credit Agreement dated as of December 15, 1994 among TM, the banks named therein, Citibank, as administrative agent and BT Securities, Chemical Securities, Citicorp Securities and Credit Suisse, as arrangers, as such agreement may be amended, supplemented or otherwise modified from time to time.

                       "TMI Associates Limited Partnership Agreement"
                        --------------------------------------------
               means the Amended and Restated Agreement of Limited Partnership of T.M.I. Associates, L.P. dated as of December 23, 1991 among BDS One, Inc., BDS Two, Inc., and BDS Four, Inc., as general partners, and TM, as limited partner, as such agreement is amended by Amendment No. 1 dated as of August 16, 1994 and as further amended by the amendment dated the date hereof, and as it may be further amended, supplemented or otherwise modified from time to time.

                       "Total Debt" means, without duplication, the
                        ----------
               aggregate of (a) Debt described in clauses (a) through (e) of the definition of "Debt" herein, (b) outstanding
                                     ----
               "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) and (c) the portion of minority interest as set forth on the Borrower's Consolidated balance sheet equal to the principal amount outstanding under the TM Credit Agreement.

                       "Type" refers to the distinction between Advances
                        ----
               bearing interest by reference to the Base Rate and Advances bearing interest by reference to the Eurodollar Rate.

                       "Unfunded Current Liability" of any Plan means the
                        --------------------------
               amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, based upon the actuarial assumptions which would be required to be used by the Plan's actuary in connection with the determination of the Plan's accrued benefits pursuant to its termination, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Internal Revenue Code.

                       "Unused Working Capital Commitment" means, with
                        ---------------------------------
               respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitments at such time minus (b)
                                                                 -----
               the sum of (i) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances made by such Lender and outstanding at such time, plus, without
                                                    ----
               duplication, (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by an Issuing Banks pursuant to Section 2.15(c) and outstanding at such time other than any such Letter of Credit Advance which, at or prior to such time, has been assigned in part to such Working Capital Lender pursuant to Section 2.15(c), (C) the aggregate outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) at such time, (D) from and after the date that is six months after the date of the initial Borrowing, the aggregate outstanding principal amount of Debt of any Subsidiaries of the Borrower incorporated outside of the United States and (E) the aggregate principal outstanding amount of Competitive Bid Advances.

                       "Voting Stock" means capital stock issued by a
                        ------------
               corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency (but excluding in any event convertible or exchangable Preferred Stock prior to conversion or exchange, as the case may be).

                       "Working Capital Advance" has the meaning specified
                        -----------------------
               in Section 2.01.

                       "Working Capital Borrowing" means a borrowing
                        -------------------------
               consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

                       "Working Capital Commitment" means, with respect to
                        --------------------------
               any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Working Capital Commitment", as such amount may be reduced pursuant to Sections 2.05 and 2.06.

                       "Working Capital Facility" means, at any time, the
                        ------------------------
               aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

                       "Working Capital Lender" means any Lender that has
                        ----------------------
               a Working Capital Commitment.

                       "Working Capital Note" means a promissory note of
                        --------------------
               the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

                       SECTION 1.02.  Computation of Time Periods.  In
                                      ---------------------------
          this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                       SECTION 1.03.  Accounting Terms.  All accounting
                                      ----------------
          terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP").
            ----


                                      ARTICLE II

                          AMOUNTS AND TERMS OF THE ADVANCES
                              AND THE LETTERS OF CREDIT

                       SECTION 2.01.  The Advances.  (a)  Working Capital
                                      ------------        ---------------
          Advances.  Each Working Capital Lender severally agrees, on the
          --------
          terms and conditions hereinafter set forth, to make advances ("Working Capital Advances") to the Borrower from time to time on
            ------------------------
          any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment on such Business Day, provided that, from and after the date that is six months
               --------
          after the initial

          Borrowing, an aggregate amount of the Lenders' Unused Working Capital Commitment equal to the aggregate outstanding principal amount of Debt of any Subsidiaries of the Borrower organized outside of the United States may be borrowed for the purpose of retiring such Debt. Each Working Capital Borrowing shall be in an aggregate amount not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Working Capital Advances of the same Type made on the same day by the Working Capital Lenders ratably according to their respective Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.07 and reborrow under this Section 2.01(a).

                       (b)    The Term Advances.  Each Term Lender
                              -----------------
          severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term Advance") to the
                                              ------------
          Borrower on any Business Day during the period from the date hereof until February 15, 1995 in an amount not to exceed such Lender's Term Commitment on such Business Day. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

                       SECTION 2.02.  Making the Advances.  (a)  Except as
                                      -------------------
          otherwise provided in Section 2.02(b), each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Borrowings and
          (ii) on the same Business Day in the case of Base Rate Borrowings, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex, telecopier or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, telex, telecopier
           -------------------
          or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested
          (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Appropriate Lender of the applicable interest rate under Section 2.08(a)(ii). Each Appropriate Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower; provided, however, that, in the
                                           --------  -------
          case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by any Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

                       (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $15,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.11, (ii) the Working Capital Advances made on any date as Eurodollar Rate Advances may not be outstanding as part of more than ten separate Working Capital Borrowings and
          (iii) the Term Advance may not be outstanding as part of more than ten separate Term Borrowings.

                       (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for such amount) against any loss, cost or expense actually incurred by such Lender (excluding loss of anticipated profits) as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                       (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the time of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.08 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                       (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                       SECTION 2.03.  The Competitive Bid Advances.  (a)
                                      ----------------------------
          Each Working Capital Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring seven days prior to the Termination Date in the manner set forth below; provided that,
                                                          --------
          following the making of each Competitive Bid Borrowing, no prepayment shall be required pursuant to Section 2.07(b)(i).

                       (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, confirmed immediately in writing, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in
                             -----------------------------------
               substantially the form of Exhibit B-2 hereto, together with a processing fee of $4,000 for each Notice of Competitive Bid Borrowing, specifying therein (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) the maturity date for repayment of each Competitive Bid Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the Termination Date), (y) the interest payment date or dates relating thereto, and (z) any other terms to be applicable to such Competitive Bid Borrowing, not later than 10:00
               A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least four
                             -------------------
               Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate
                                                          ---------
               Advances").  The Administrative Agent shall in turn promptly
               --------
               notify each Working Capital Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                       (ii) Each Working Capital Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid

               Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Working Capital Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if
                                                        --------
               the Administrative Agent in its capacity as a Working Capital Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Working Capital Lenders. If any Working Capital Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Working Capital Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided
                                                                  --------
               that the failure by any Working Capital Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                       (iii) The Borrower shall, in turn, before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                         (x) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

                         (y) accept one or more of the offers made by any Working Capital Lender or Lenders pursuant to paragraph (ii) above, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect.

                       (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Working Capital Lenders and such Competitive Bid Borrowing shall not be made.

                       (v) If the Borrower accepts one or more of the offers made by any Working Capital Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Working Capital Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Working Capital Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Working Capital Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
               Article III. Each Working Capital Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in
               Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Working Capital Lender of the amount of the Competitive Bid Borrowing.

                       (vi) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and a register for the recordation of the date, amount, maturity, interest rate, interest payment dates, other terms and Working Capital Lender of each Competitive Bid Advance accepted by the Borrower from time to time pursuant to this subsection (a) (the "Competitive Bid Register"). The entries in the Competitive
                ------------------------
               Bid Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrower, the Administrative Agent and the Working Capital Lenders may treat the entries recorded in the Competitive Bid Register as evidence of Competitive Bid Advances made pursuant to this Section 2.03. The Competitive Bid Register shall be available for inspection by the Borrower, or by any Working Capital Lender as to its Competitive Bid Advances, at any reasonable time and from time to time upon reasonable prior notice.

                       (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                       (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made
          --------
          within three Business Days of the date of any other Competitive Bid Borrowing.

                       (d)    The Borrower shall repay to the
          Administrative Agent for the account of each Working Capital Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and recorded in the Competitive Bid Register with respect to such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance.

                       (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Working Capital Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection
          (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as recorded in the Competitive Bid Register with respect to such Competitive Bid Advance.

                       (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a master Competitive Bid Note of the Borrower payable to the order of the Administrative Agent for the benefit of the Working Capital Lender making such Competitive Bid Advance.

                       SECTION 2.04.  Repayment.  (a)  Working Capital
                                      ---------        ---------------
          Advances.  The Borrower shall repay to the Administrative Agent
          --------
          for the ratable account of the Working Capital Lenders the aggregate outstanding principal amount of the Working Capital Advances on the Termination Date.

                       (b) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in the amounts indicated:

                         Date                     Amount
                         ----                     ------
                       December 31, 1995          $213,414,635
                       June 30, 1996              $121,951,220
                       December 31, 1997          $ 60,975,610
                       December 31, 1998          $  3,658,538

                       (c) Letter of Credit Advances. The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Working Capital Lender which has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on demand.

                       SECTION 2.05.  Reduction of the Commitments.

                       (a) Optional. The Borrower may, upon at least one Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the Unused Working Capital Commitments and the unused portion of the Term Commitments and the Letter of Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $15,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                       (b) Mandatory. The Working Capital Commitments shall be permanently reduced ratably in an aggregate amount of $350,000,000 on the following dates in the amounts indicated:

                      Date                      Amount
                      ----                      ------
                December 31, 1998               $118,292,684
                December 31, 1999               $231,707,316

          provided, that there shall be deducted from such amounts any Working Capital Comitment reductions made pursuant to Section 2.05(a) or Sections 2.06(c) or (d).

                       SECTION 2.06.  Application of Certain Proceeds.

                       (a) The Borrower shall prepay and reduce commitments under the Borrower's Scheduled Debt and Senior Bank Facilities in an aggregate amount equal to the Prepayment Target from any combination of the following sources:

                       (i)    Cash Asset Proceeds aggregating up to
               $550,000,000;

                       (ii)   Debt Proceeds aggregating up to $800,000,000;
               and

                       (iii)  Equity Proceeds aggregating up to
               $400,000,000.

                       (b) The payments and commitment reductions required by Section 2.06(a) shall be made in forward order of maturity; provided, however, that proceeds required to be applied to Scheduled Debt not then due shall be used to prepay the Working Capital Advances (without reduction of Commitments) or Debt of the Borrower's Subsidiaries organized outside the United States.

                       (c)    After the earlier of receipt of
          (i) $450,000,000 of Asset Proceeds and (ii) the Prepayment Target, all Cash Asset Proceeds shall be applied by the Borrower to prepay the Senior Bank Facilities in forward order of maturity and to permanently reduce

          Commitments in forward order of scheduled Commitment reductions to the extent applicable to Working Capital Commitments; provided that the $450,000,000 limit described above in this subsection (c) shall be increased to an amount not in excess of $550,000,000 to the extent (on a dollar-for-dollar basis) that the Borrower hereafter receives Equity Proceeds or Incremental RN Stock in excess of the aggregate amount of capital contributions contemplated by Sections 3.02(d) and 3.02(e).

                       (d)    After the earlier of receipt of (i)
          $800,000,000 of Debt Proceeds and (ii) the Prepayment Target, 50% of Net Debt Proceeds shall be applied by the Borrower to prepay the Senior Bank Facilities in forward order of maturity and to permanently reduce Commitments in forward order of scheduled Commitment reductions to the extent applicable to Working Capital Commitments.

                       (e)    Equity Proceeds and Debt Proceeds not
          required to be used to pay or prepay Debt may be used by the Borrower for any purpose not prohibited hereunder. In addition, if after the date hereof the Borrower utilizes Equity Proceeds in excess of $400,000,000 to prepay term Debt and thereafter achieves receipt of the Prepayment Target within the limits set forth in Section 2.06(a), the amount of such excess over $400,000,000 will reduce in the aggregate the Borrower's prepayment obligations under Section 2.06(c), (d) and (f) on a dollar-for-dollar basis; provided that the $400,000,000 amount described in this subsection (e) shall be increased (solely for purposes of this subsection (e)) on a dollar-for-dollar basis to an amount not in excess of $450,000,000 to the extent that the Borrower applies Equity Proceeds or Incremental RN Stock to the extent of up to the first $50,000,000 to increase the $450,000,000 limit described in subsection (c) above.

                       (f) For purposes of this Section 2.06, the Borrower shall be deemed to have received Asset Proceeds and Cash Asset Proceeds on the last day of the fiscal year following the date of an asset sale transaction in an amount equal to the excess of the reserve for taxes payable or estimated to be payable in connection with or as a result of such transaction over taxes actually paid in connection with or as a result of such transaction on or before the last day of such fiscal year. The Borrower shall apply an amount equal to such deemed Asset Proceeds or deemed Cash Asset Proceeds in accordance with the terms of this Section 2.06.

                       (g) The Borrower may apply proceeds as required by this Section 2.06 on the last day of any Interest Period next ending after receipt or, in the case of Asset Proceeds, deemed receipt, of such proceeds; provided that the Borrower shall apply such proceeds on or before 30 days after such receipt or deemed receipt; provided, further that in the case of Asset Proceeds resulting from the sale of an asset located outside the United States, such 30 days after such receipt or deemed receipt shall be extended to 90 days after such receipt or deemed receipt.

                       (h) All prepayments of Senior Debt Facilities under this Section 2.06 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                       SECTION 2.07.  Prepayments.  (a)  Optional.  The
                                      -----------        --------
          Borrower may, upon (i) at least one Business Day's notice in the case of Base Rate Borrowings and (ii) at least three Business Days' notice in the case of Eurodollar Rate Borrowings, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that each partial
                                    --------  -------
          prepayment shall be in an aggregate principal amount of $15,000,000 or an integral multiple of $1,000,000 in excess thereof. Each such prepayment of any Term Advances shall be applied in such order as the Borrower shall direct.

                       (b)    Mandatory.  (i)  The Borrower shall, on each
                              ---------
          Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings equal to the amount by which the (x) sum of (A) aggregate principal amount of the Working Capital Advances and Competitive Bid Advances then outstanding, (B) the Available Amount of all Letters of Credit then outstanding (C) the aggregate outstanding "Capital" of all "Receivable Interests" (as such terms are defined in the Receivables Financing Agreements) and (D) from and after the date that is six months after the date of the initial Borrowing, the aggregate outstanding principal amount of Debt of any Subsidiaries of the Borrower incorporated outside of the United States exceeds (y) the Working Capital Facility.

                       (ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                       SECTION 2.08.  Interest.  (a)  Ordinary Interest.
                                      --------        -----------------
          The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                       (i)    Base Rate Advances.  During such periods as
                              ------------------
               such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the first day of each January, April, July, and October, during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                       (ii)   Eurodollar Rate Advances.  During such
                              ------------------------
               periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on each day during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

                       (b)    Default Interest.  Overdue principal and
                              ----------------
          interest in respect of each Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Margin; provided that
                                                            --------
          each Eurodollar Rate Advance and Competitive Bid Advance shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

                       SECTION 2.09.  Fees.  (a)  Commitment Fee.  The
                                      ----        --------------
          Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee on each Working Capital Lender's average daily Unused Working Capital Commitment, computed without regard to clauses (D) and (E) of the definition of Unused Working Capital Commitment, minus the aggregate amount of Competitive Bid
                              -----
          Advances made by such Lender and on the average daily unused portion of each Term Lender's Term Commitment from the date hereof until the Termination Date at the Applicable Percentage, payable in arrears quarterly on the first Business Day of each January, April, July and October, commencing January 3, 1995, and on the Termination Date; provided, however, that from the date
                                   --------  -------
          hereof until the date of the initial Borrowing, the Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee on the difference, if any, between
          (i) the average daily Unused Working Capital Commitment of such Lender plus the average daily portion of such Lender's Term Commitment and (ii) such Lender's aggregate commitment under the Existing Credit Agreement; provided, further, that any commitment
                                     --------  -------
          fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall
                            --------  -------
          accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                       (b)    Administrative Agent's and Arrangers' Fees.
                              ------------------------------------------
          The Borrower shall pay to the Administrative Agent and the Arrangers for their own respective account such fees as may from time to time be agreed between the Borrower and the Administrative Agent and the Arrangers.

                       SECTION 2.10.  Conversion of Advances.  (a)
                                      ----------------------
          Optional.  The Borrower may on any Business Day, upon notice
          --------
          given to the Administrative Agent not later than 11:00 A.M.
          (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of
          Section 2.11, Convert all or any portion of the Working Capital Advances or Term Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however,
                                                     --------  -------
          that any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances.

                       (b)    Mandatory.  (i)  On the date on which the
                              ---------
          aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $15,000,000, such Advances shall automatically Convert into Base Rate Advances.

                       (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                       SECTION 2.11.  Increased Costs, Etc.  (a)  If, due
                                      --------------------
          to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or
          (ii) the compliance with any guideline or request made after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances or of agreeing to issue or issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that each Lender agrees to use
                --------  -------
          reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office or take other steps if to do so would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost accompanied by a statement setting forth in reasonable detail the basis for, and amount of, such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error.

                       (b)    If, after the date hereof (i) the
          introduction of or any change in any applicable law or regulation regarding capital adequacy or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) the compliance by a Lender or its parent with any directive or request made after the date hereof regarding capital adequacy from any central bank or other governmental authority (whether or not having the force of law), has the effect of reducing the rate of return on such

          Lender's or its parent's capital or assets as a consequence of such Lender's commitment to lend hereunder or other obligations hereunder to a level below that which such Lender or its parent would have achieved but for such introduction, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction, it being understood and agreed, however, that such Lender shall not be entitled to such compensation as a result of such Lender's compliance with, or pursuant to any directive or request to comply with, any such law or regulation as in effect on the date hereof; provided,
                                                             --------
          however, that each Lender agrees to use reasonable efforts
          -------
          (consistent with its internal policy and legal and regulatory restrictions) to designated a different Applicable Lending Office or take other steps if to do so would avoid the need for, or reduce the amount of, such compensation and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to such amounts accompanied by a statement setting forth in reasonable detail the basis for, and amount of, such increased cost submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent demonstrable error.

                       (c) If, with respect to any Eurodollar Rate Advances, the Administrative Agent shall have determined that on any date for determining the Eurodollar Rate for any Interest Period for such Advances that, by reason of changes arising after the date hereof affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
          (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                       (d) Notwithstanding any other provision of this Agreement, if after the date hereof the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful or impracticable, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to continue to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under which such Lender has a Commitment or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the circumstances causing such suspension no longer exist; provided, however, that such Lender agrees to use reasonable
          --------  -------
          efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office or take other steps if to do so would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                       (e) If the Required Lenders shall so determine, upon the occurrence and during the continuance of any Default, the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                       SECTION 2.12.  Payments and Computations.  (a)  The
                                      -------------------------
          Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such Lenders and
          (ii) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
          Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                       (b) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

                       (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would
                       --------  -------
          cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                       (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                       (e) If the Administrative Agent receives funds for application to the obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall apply such funds to prepay Working Capital Advances (but not reduce the Working Capital Commitments).

                       SECTION 2.13.  Taxes.  (a)  Any and all payments by
                                      -----
          the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and
                                ---------
          the Administrative Agent, net income taxes and franchise taxes (imposed in lieu of net income taxes) that are imposed by the United States or any political subdivision or taxing authority thereof or therein or by a foreign jurisdiction as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, enforced, delivered or performed its obligations or received a payment under this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be
                                      -----
          required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                       (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes
          (hereinafter referred to as "Other Taxes").
                                       -----------

                       (c) The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.13, paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The Administrative Agent or such Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made to the Borrower pursuant to this Section 2.13. This indemnification shall be made within 45 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                       (d) Within 45 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States"
                                                             -------------
          and "United States person" shall have the meanings specified in
               --------------------
          Section 7701 of the Internal Revenue Code.

                       (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of
                                 --------  -------
          the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                       (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to
                                       ----- ----
          a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided, however,
                                                         --------  -------
          that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                       (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office or to take other steps if to do so would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                       SECTION 2.14.  Sharing of Payments, Etc.  If any
                                      ------------------------
          Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of obligations due and payable to such Lender hereunder and under the Notes at such time under any Facility in excess of its ratable share (according to the proportion of (i) the amount of such obligations due and payable to such Lender at such time under such Facility to (ii) the aggregate amount of the obligations due and payable to all Appropriate Lenders hereunder and under the Notes at such time under such Facility) of payments on account of the obligations due and payable to all Appropriate Lenders hereunder and under the Notes at such time under such Facility obtained by all the Appropriate Lenders at such time or (b) on account of obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time under any Facility in excess of its ratable share (according to the proportion of (i) the amount of such obligations owing to such Lender at such time under such Facility to (ii) the aggregate amount of the obligations owing (but not due and payable) to all Appropriate Lenders hereunder and under the Notes at such time under such Facility) of payments on account of the obligations owing (but not due and payable) to all Appropriate Lenders hereunder and under the Notes at such time under such Facility obtained by all the Appropriate Lenders at such time, such Lender shall forthwith purchase from the Appropriate Lenders such participations in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however,
                                                        --------  -------
          that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Appropriate Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
          Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                       SECTION 2.15.  Letters of Credit.  (a)  The Letter
                                      -----------------        ----------
          of Credit Facility.  The Borrower may request any Issuing Bank,
          ------------------
          on the terms and conditions hereinafter set forth, to issue, and any such Issuing Bank shall, subject to the terms and conditions hereinafter set forth, issue letters of credit (the "Letters of
                                                               ----------
          Credit") for the account of the Borrower from time to time on any
          ------
          Business Day during the period from the date of the initial Borrowing until 30 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank's Letter of Credit Commitment or Letter of Credit Facility Sublimit and (ii) in an Available Amount for each such Letter of Credit not to exceed the Unused Working Capital Commitments of the Working Capital Lenders on such Business Day; provided, however,
                                                        --------  -------
          that no Issuing Bank shall be obligated to issue any trade letters of credit. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and one year after the date of issuance thereof, but may by its terms be renewable annually with the consent of the Issuing Bank. Within the limits of the Letter of Credit Facility Sublimit, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.15(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.15(c) and request the issuance of additional Letters of Credit under this Section 2.15(a).

                       (b)    Request for Issuance.  (i)  Each Letter of
                              --------------------
          Credit shall be issued upon notice, given not later than
          11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall
                                                ------------------
          be by telex, telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and
          (E) form of such Letter of Credit, and shall be accompanied by such Issuing Bank's customary application and agreement for letter of credit (a "Letter of Credit Agreement"). If the
                               --------------------------
          requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in
          Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with, or be duplicative of, provisions in this Agreement, the provisions of this Agreement shall govern.

                       (ii) Each Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                       (c)    Drawing and Reimbursement.  The payment by
                              -------------------------
          any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each other Working Capital Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Ratable Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Ratable Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such

          Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Working Capital Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day. No Lender shall be obligated to purchase its Ratable Share of Letter of Credit Advances under this Section 2.15(c) to the extent that such Advances result from any Issuing Bank's willful misconduct or gross negligence.

                       (d)    Obligations Absolute.  The obligations of the
                              --------------------
          Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                       (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");
                                         ---------------------

                       (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                       (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                       (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                       (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                       (vi) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

                       (vii)  any other circumstance or happening
               whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          provided that notwithstanding the foregoing, the Borrower shall
          --------
          not be obligated to reimburse any Issuing Bank for any payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence.

                       (e)    Compensation.  (i)  The Borrower shall pay to
                              ------------
          the Administrative Agent for the account of each Working Capital Lender a commission on such Lender's Ratable Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at the Applicable Margin applicable to Eurodollar Rate Advances payable in arrears quarterly on the first Business Day of each January, April, July and October, commencing January 3, 1995, and on the Termination Date.

                       (ii) The Borrower shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                       SECTION 2.16.  Use of Proceeds.  The proceeds of
                                      ---------------
          the Advances shall be available to pay transaction fees and expenses, refinance certain Existing Indebtedness and for general corporate purposes of the Borrower and its Subsidiaries.

                       SECTION 2.17.  Defaulting Lenders.  (a)  In the
                                      ------------------
          event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that the Borrower shall so set off and otherwise apply the obligation of the Borrower to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on any date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on such date. Such Advance shall bear interest at a rate equal to the Base Rate (without giving effect to the Applicable Margin) and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to
          Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a).
          The Borrower shall notify the Administrative Agent at any time the Borrower reduces the amount of the obligation of the Borrower to make any payment otherwise required to be made by it hereunder or under any other Loan Document as a result of the exercise by the Borrower of its right set forth in this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.17.

                       (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

                       (i)    first, to the Administrative Agent for any
                              -----
               Defaulted Amount then owing to the Administrative Agent; and

                       (ii)   second, to any other Lenders for any
                              ------
               Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

          Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.17.

                       (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and
          (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an interest-bearing account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                       (i)    first, to the Administrative Agent for any
                              -----
               amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                       (ii)   second, to any other Lenders for any amount
                              ------
               then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

                       (iii)  third, to the Borrower for any Advance then
                              -----
               required to be made by such Defaulting Lender pursuant to the Commitment of such Defaulting Lender.

          In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Administrative Agent to such Defaulting Lender and applied by such Defaulting Lender to the obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such obligations outstanding at such time.

                       (d) The rights and remedies against a Defaulting Lender under this Section 2.17 are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                       SECTION 2.18.  Option to Replace Lenders.  If any
                                      -------------------------
          Lender shall request the Borrower to pay any amounts, or shall assert any other special rights, under Section 2.11 or 2.13 or if a Lender is a Defaulting Lender, the Borrower may request one or more other Lenders or other financial institutions, each of which is an Eligible Assignee (each a "Replacement Lender") to take
                                           ------------------
          over all or the affected portion of such Lender's then outstanding Advances and to assume all or the affected portion of such Lender's Commitments and obligations hereunder. If one or more Replacement Lenders shall so agree, the Advances and Commitments of the Lender to be replaced shall, at the direction of the Borrower, be assigned to such Replacement Lenders in accordance with Section 8.07, in such amounts as the Borrower may designate.


                                     ARTICLE III

                                 CONDITIONS PRECEDENT

                       SECTION 3.01.  Conditions Precedent to
                                      -----------------------
          Effectiveness.  This Agreement shall become effective on the date
          -------------
          (the "Effective Date") that the Administrative Agent shall have
                --------------
          received counterparts of this Agreement executed by each party hereto which effectiveness shall occur after the following conditions precedent have been satisfied or waived:

                       (a) There shall have occurred no change to the terms of the Merger Agreement, except as disclosed by the Borrower to the Lenders in writing prior to the date hereof, which the Lead Managing Agents determine to be materially adverse to the interests of the Lenders.

                       (b) There shall have occurred no Material Adverse Change since September 30, 1994, except as disclosed by the Borrower to the Lenders in writing prior to the date hereof.

                       (c) Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened before any court, governmental instrumentality or arbitrator that would be likely to have a Material Adverse Effect.

                       (d) The Administrative Agent shall have received on or before the Effective Date, the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender:

                         (i) The Working Capital Notes and Term Notes to the order of the Lenders.

                         (ii) The Competitive Bid Note to the order of the
                       Administrative Agent.

                         (iii) Certified copies of the resolutions of the Board of Directors of each Credit Party approving each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is a party.

                         (iv) A copy of each amendment to the charter of
                       the Borrower dated on or after August 16, 1994, certified (as of a date reasonably near the Effective Date) by the Secretary of State of the State of New Jersey as being a true and correct copy thereof and a copy of each amendment to the charter of each Credit Party (other than the Borrower) certified (as of a date reasonably near the date of the initial Borrowing) by the Secretary of State of the State of Delaware as being a true and correct copy thereof.

                         (v) A copy of a certificate of the Secretary of State of the State of New Jersey or Delaware, as the case may be, dated reasonably near the Effective Date, listing the charter of each Credit Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to such Credit Party's charter on file in his office and (B) such Credit Party is duly incorporated and in good standing under the laws of the State of New Jersey or Delaware, as the case may be.

                         (vi) A certificate of each Credit Party, signed on
                       behalf of such Credit Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the charter of such Credit Party since the date of the Secretary of State's certificate referred to in
                       Section 3.01(d)(v), (B) a true and correct copy of the bylaws of such Credit Party, as in effect on the Effective Date and (C) the due incorporation and good standing of such Credit Party as a corporation organized under the laws of the State of New Jersey or Delaware, as the case may be, and the absence of any proceeding for the dissolution or liquidation of such Credit Party.

                         (vii) A certificate of each Credit Party, signed on behalf of such Credit Party by its President or a Vice President, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the accuracy in all material respects of the representations and warranties contained in this Agreement and each Loan Document to which it is a party as though made on and as of the Effective Date, (B) the absence of any event occurring and continuing, that constitutes a Default and (C) the payment of all franchise taxes owed by such Credit Party to the State of New Jersey or Delaware, as the case may be, as of the date of such certificate.

                         (viii) A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                         (ix) A pledge and security agreement in
                       substantially the form of Exhibit E hereto (as amended from time to time, the "Pledge Agreement"),
                                                       ----------------
                       duly executed by the Pledgor and Subsidiary
                       Pledgors (as defined therein) together with certificates representing the Pledged Shares (as defined in the Pledge Agreement) referred to therein accompanied by undated stock powers executed in blank.

                         (x)  Certified copies of each of the Related
                       Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with a certificate by an officer of the Borrower certifying that all such agreements are fully executed, are in full force and effect and have not been terminated.

                         (xi) A favorable opinion of Simpson Thacher &
                       Bartlett, special New York counsel to the Credit Parties, and a favorable opinion of Allan L. Miller, Senior Vice President, Chief Administrative Officer and General Counsel of the Credit Parties, in substantially the forms of Exhibits D-1 and D-2 hereto, respectively.

                         (xii)     A favorable opinion of Shearman &
                       Sterling, counsel for the Lead Managing Agents and the Administrative Agent, in form and substance satisfactory to the Lead Managing Agents and the Administrative Agent.

                       SECTION 3.02.  Conditions Precedent to Initial
                                      -------------------------------
          Borrowing.  The obligation of each Lender to make an Advance on
          ---------
          the occasion of the initial Borrowing is subject to the following conditions precedent:

                       (a) The initial Borrowing shall occur on or before February 15, 1995.

                       (b) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent, the Lead Managing Agents and the Arrangers unless otherwise agreed to by the Administrative Agent.

                       (c)    (i) All outstanding amounts under the
               Existing Credit Agreement shall have been repaid in full or will be repaid in full concurrently with the initial Borrowing, the commitments under such Existing Credit Agreement shall be terminated, (ii) the conditions precedent to the "Assignment Date" (as defined in the TM Credit Agreement) under the TM Credit Agreement shall have been satisfied or waived and (iii) the conditions precedent to the "Effective Date" (as defined in each of the applicable amendments dated as of the date hereof to the Receivables Financing Agreements) under the applicable amendments dated as of the date hereof to the Receivables Financing Agreements shall have been satisfied or waived.

                       (d) Whitehall Associates, L.P. shall have made its investment in the Borrower in an amount of no less than $300,000,000 in RN Stock; such amount of RN Stock shall be calculated based on the determination of the average of the average of the high and low sales prices of RN Stock as reported on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to a date specified in a notice from the Borrower to the Administrative Agent which date shall be during the period commencing on the date hereof and ending ten days thereafter.

                       (e)    Whitehall Associates, L.P. shall have
               delivered an unconditional commitment to contribute additional RN Stock which, together with the RN Stock referred to in clause (d) above, will aggregate at least $400,000,000 by the earlier of (i) one business day following the consummation of the merger contemplated by the Merger Agreement or (ii) one hundred twenty (120) days after the date of the initial Borrowing; such amount of additional RN Stock shall be calculated based on the determination of the average of the average of the high and low sales prices of RN Stock as reported on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of such contribution.

                       (f) A letter dated the date of the initial Borrowing from each of Simpson Thacher & Bartlett and Allan
               L. Miller confirming the opinion of such counsel delivered pursuant to Section 3.01(d)(xi) hereof.

                       (g) A letter dated the date of the initial Borrowing from Shearman & Sterling confirming its opinion delivered pursuant to Section 3.01(d)(xii) hereof.

                       SECTION 3.03.  Conditions Precedent to Certain
                                      -------------------------------
          Borrowings and Issuances.  The obligation of each Appropriate
          ------------------------
          Lender to make an Advance (other than a Letter of Credit Advance) on the occasion of each Borrowing, and the obligation of the Issuing Banks to issue Letters of Credit, that would in either case cause the aggregate amount of Advances outstanding and the Available Amount of Letters of Credit outstanding or to be outstanding at the close of business on such date to exceed the aggregate amount of all Advances outstanding (including any Advances to be paid on the date of such Borrowing) and the Available Amount of Letters of Credit outstanding immediately prior to the making of such Advance or such issuance shall be subject to the further conditions precedent that on the date of such Borrowing or issuance the following statements shall be true (and each of the giving of the Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                       (a) the representations and warranties contained in each Loan Document (other than representations and warranties in respect of the pledge of the stock of the Borrower's Subsidiaries organized outside the United States) are correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, are made as of a date other than the date of such Borrowing or issuance); and

                       (b) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default.

                       SECTION 3.04.  Conditions Precedent to Each
                                      ----------------------------
          Competitive Bid Borrowing.  The obligation of each Working
          -------------------------
          Capital Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto and (b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative

          Agent shall have received for recordation in the Competitive Bid Register information as to each of the one or more Competitive Bid Advances to be made by the Working Capital Lenders as part of such Competitive Bid Borrowing, the principal amount of each such Competitive Bid Advance and such other terms as were agreed to for each such Competitive Bid Advance in accordance with Section 2.03.

                       SECTION 3.05.  Determinations Under Sections 3.01
                                      ----------------------------------
          and 3.02.  For purposes of determining compliance with the
          --------
          conditions specified in Sections 3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                       SECTION 4.01.  Representations and Warranties of
                                      ---------------------------------
          the Borrower.  The Borrower represents and warrants as follows:
          ------------

                       (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                       (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Material Subsidiaries of the Borrower as of the date of this Agreement, showing as of the date of this Agreement (as to each such Subsidiary) the jurisdiction of its incorporation and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. Each such Material Subsidiary
               (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure thereof would not be likely to have a Material Adverse Effect, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be likely to have a Material Adverse

               Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such power would not be likely to have a Material Adverse Effect.

                       (c) The execution, delivery and performance by each Credit Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby or thereby are within such Credit Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Credit Party's charter or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, the consequences of which would be likely to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, lease or other instrument in each case involving Debt obligations of the Borrower of $1,000,000 or more or
               (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower and its Subsidiaries, other than Liens permitted by
               Section 5.02 or Liens arising under the Loan Documents.
               None of the Borrower or its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be likely to have a Material Adverse Effect.

                       (d) All necessary material governmental and third party approvals required for (i) the due execution, delivery, recordation, filing or performance by each Credit Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is a party, (ii) the grant by any Credit Party of the Liens granted by it pursuant to the Pledge Agreement, (iii) the perfection or maintenance of the Liens created by the Pledge Agreement (including the first priority nature thereof) or (iv) to the extent obtainable on or prior to the date hereof, the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Pledge Agreement, have been duly obtained, taken, given or made and are in full force and effect, except for parties to the Related Documents.

                       (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document to which each Credit Party is a party when delivered hereunder will have been, duly executed and delivered by such Credit Party. This Agreement is, and each of the Notes, each other Loan Document and each Related Document to which the Borrower is a party when delivered hereunder will be, the legal, valid and binding obligation of the Credit Parties party thereto, enforceable against each such Credit Party in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

                       (f)    The Consolidated balance sheet of the
               Borrower and its Subsidiaries as at December 31, 1993, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Price Waterhouse, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1994, and the related Consolidated statement of income and cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 1994, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since September 30, 1994, there has been no Material Adverse Change other than as disclosed to the Lenders in writing prior to December 6, 1994.

                       (g) Neither the Information Memorandum nor any assertion of fact of any Credit Party contained in any other written information, exhibit or report furnished by such Credit Party to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained, as of its date, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made in the Information Memorandum and such other information, exhibits and reports (taken as a whole) not misleading.

                       (h) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or, to the best of its knowledge, threatened before any court, governmental agency or arbitrator that (i) except as disclosed in the Borrower's Annual Report on Form 10-Q for the fiscal year ended December 31, 1993, would be likely to have a Material Adverse Effect or (ii) would be likely to materially adversely affect the legality, validity or enforceability of this Agreement and the other Loan Documents (taken as a whole) or the consummation of the transactions contemplated hereby.

                       (i) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                       (j) Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                       (k) Each Plan is in substantial compliance with ERISA and the Internal Revenue Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code; neither the Borrower nor any or its Subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to or on account of a Plan pursuant to ERISA or the Internal Revenue Code; no proceedings have been instituted by the PBGC to terminate any Plan; no condition exists which presents a material risk to the Borrower, any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to ERISA or the Internal Revenue Code; no lien imposed under the Internal Revenue Code or ERISA on the assets of the Borrower, any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; where, with respect to any of the foregoing representations in this Section 4.01(k), the liability for or the lien which would arise as a result of, the particular circumstance or event which is the subject of the representation, would be likely to result in a Material Adverse Effect. All representations and warranties made with respect to any Plan which is a Multiemployer Plan shall be made to the best knowledge of the Borrower.

                       (l) The Borrower and each of its Subsidiaries are in material compliance with all material laws and regulations relating to pollution and environmental control or employee safety in all domestic jurisdictions in which the Borrower and its Subsidiaries is presently doing business, other than those the non-compliance with which would not be likely to have a Material Adverse Effect.

                       (m) The Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except where the failure to so file or pay would not be likely to have a Material Adverse Effect or as disclosed on the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1993..

                       (n)    Neither the Borrower nor any of its
               Subsidiaries is an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                       (o) The Receivables Financing Agreements are in full force and effect and Borden Receivables Corp. has maintained the availability of the "Purchase Limit" and the "Total Commitments" to the fullest extent reasonably expected to be accessible by Borden Receivables Corp. based upon the "Outstanding Balance" of "Eligible Receivables" in the "Receivables Pool" (as such terms are defined in the Receivables Financing Agreements).


                                      ARTICLE V

                              COVENANTS OF THE BORROWER

                       SECTION 5.01.  Affirmative Covenants.  So long as
                                      ---------------------
          any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

                       (a)    Compliance with Laws, Etc.  Comply, and cause
                              -------------------------
               each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, except to the extent the failure to do so would be likely to have a Material Adverse Effect.

                       (b)    Payment of Taxes, Etc.  Pay and discharge,
                              ---------------------
               and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims in excess of $15,000,000 individually or $30,000,000 in the aggregate that, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; provided, however, that
                                                  --------  -------
               neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP.

                       (c)    Compliance with Environmental Laws.  Comply,
                              ----------------------------------
               and cause each of its Subsidiaries to comply, with all material laws and regulations relating to pollution and environmental control or employee safety which may be imposed in the future in jurisdictions in which the Borrower or any of its Subsidiaries may then be doing business, other than those the non-compliance with which would not be likely to have a Material Adverse Effect; and if required to do so under any applicable Environmental Law, undertake, and cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with the requirements of all such applicable Environmental Laws and in accordance with orders and directives of all governmental authorities; provided that neither the Borrower
                                         --------
               nor any of its Subsidiaries shall be required to take any such action where the failure to do so would not have a Material Adverse Effect.

                       (d)    Maintenance of Insurance.  Maintain, and
                              ------------------------
               cause each of its Material Subsidiaries to maintain, insurance with reputable insurance companies or associations in such amounts, with such retention and deductibles, and covering such risks as are in accordance with normal industry practice.

                       (e)    Preservation of Corporate Existence, Etc.
                              ----------------------------------------
               Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises except to the extent that the failure to do so would be likely to have a Material Adverse Effect; provided, however,
                                                         --------  -------
               that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 5.02(c); and provided
                                                                --------
               further that neither the Borrower nor any of its
               -------
               Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

                       (f)    Visitation Rights.  At any reasonable time
                              -----------------
               and upon prior notice, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or, if reasonably requested by the Administrative Agent or any Lender through the officers of the Borrower or such Subsidiary and with their independent certified public accountants.

                       (g)    Maintenance of Properties, Etc.  Maintain and
                              ------------------------------
               preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and do, or cause to be done, all things necessary to preserve and keep in full force and effect its material licenses, permits, copyrights, patents, trademarks, service marks, tradenames and rights with respect thereto, except in each case to the extent that the failure to do so would be likely to have a Material Adverse Effect.

                       (h)    Transactions with Affiliates.  Conduct, and
                              ----------------------------
               cause each of its Subsidiaries to conduct, all transactions with any of their Affiliates on terms that are substantially as favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing
                                        --------
               restrictions shall not apply to (i) customary annual fees paid to Kohlberg Kravis Roberts & Co. ("KKR") and its
                                                       ---
               Affiliates for management, consulting and financial services rendered to the Borrower and its Subsidiaries, and customary investment banking fees paid to KKR and its Affiliates for services rendered to the Borrower and its Subsidiaries in connection with divestitures, acquisitions, financings and certain other transactions; and (ii) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries.

                       (i) Maximize Receivables Financings. Sell "Receivables" (as such term is defined in the Receivables Financing Agreements) (other than any such "Receivables" to be sold to a Person that is not an Affiliate under a transaction permitted by Section 5.02(d)) to enable Borden Receivables Corp. to sell and cause Borden Receivables Corp.
               to sell, "Receivable Interests" (as such term is defined in the Receivables Financing Agreements) under the Receivables Financing Agreements to the maximum extent permitted thereunder prior to requesting any Advances pursuant to
               Article II hereof, provided that the Borrower need not comply with this Section 5.01(i): (i) to the extent that the sale of "Receivable Interests" required hereby would result in an increase of the aggregate outstanding "Capital" (as such term is defined in the Receivables Financing Agreements) of less than $10,000,000 or (ii) if the Borrower has an Investment Grade Rating.

                       (j) Deliver Additional Collateral. (i) Within 60 days of the initial Borrowing, pledge approximately 65% of the capital stock of each of the Borrower's Subsidiaries marked with an asterisk on Schedule 4.01(b) to the Lenders on terms reasonably satisfactory to the Administrative Agent, (ii) within six months of the initial Borrowing, pledge approximately 65% of the capital stock of each of the Borrower's Subsidiaries marked with a double asterisk on
               Schedule 4.01(b) to the Lenders on terms reasonably satisfactory to the Administrative Agent, (iii) as soon as practical, but in any event within 30 days after receipt of any Asset Proceeds other than cash, deliver to the Administrative Agent instruments endorsed in blank, securities together with blank stock powers and duly executed mortgages, pledges, assignments and other security agreements, as requested by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of the obligations of the Credit Parties under the Loan Documents and constituting Liens on all such non-cash proceeds, (iv) as soon as practicable, but in any event within 10 days after the receipt thereof, pledge pursuant to the Pledge Agreement the first $100,000,000 in value of Incremental RN Stock, if any, contributed to the Borrower and (v) within 30 days of such request, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel to the Borrower reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) or
               (iii) above, as to such security agreements being legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, subject, however to customary qualifications and limitations, and as to such other matters as the Administrative Agent may reasonably request.

                       SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time, without the written consent of the Required Lenders:

                       (a)    Liens, Etc.  Create, incur, assume or suffer
                              ----------
               to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character whether now owned or hereafter acquired other than:

                         (i)  Permitted Liens;

                         (ii) Liens securing Indebtedness permitted by
                       Sections 5.02(viii), (ix) and (xi);

                         (iii) Liens, if any, arising under, financing statements filed in connection with, and assignments of accounts pursuant to the Receivables Financing Documents;

                         (iv) other Liens securing Indebtedness outstanding
                       in an aggregate principal amount not to exceed $50,000,000 at any time; and

                         (v) the replacement, extension or renewal of any Lien permitted by clauses (i) through (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

                       (b)    Indebtedness.  Create, incur, assume or
                              ------------
               suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than:

                         (i)  Indebtedness arising under the Loan
                       Documents;

                         (ii) Indebtedness with no principal or sinking
                       fund payment due prior to June 30, 2000, the Debt Proceeds of which are applied as provided in
                       Section 2.06(b), with covenants (taken as a whole) customary in United States unsecured public debt financings or private placements (other than bank financings) for comparably rated issuers and in any event no more onerous than those contained in this Agreement (taken as a whole);

                         (iii) unsecured Indebtedness incurred in the ordinary course of business for borrowed money, maturing within one year from the date incurred, evidenced by commercial paper or comparable instruments customary for evidencing similar obligations in jurisdictions other than the United States in an aggregate principal amount not exceeding the Unused Working Capital Commitments of the Working Capital Lenders;

                         (iv) Indebtedness in respect of acceptance, trade
                       letter of credit, warehouse receipt or similar facilities and non-trade letters of credit issued outside the United States not supporting Debt entered into in the ordinary course of business;

                         (v)  Indebtedness, if any, arising under the
                       Receivables Financing Documents;

                         (vi) Guaranties in respect of Indebtedness
                       otherwise permitted hereunder;

                         (vii) Guaranties in the ordinary course of business in respect of obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;

                         (viii)    Indebtedness of the Borrower's
                       Subsidiaries organized outside the United States in an aggregate principal amount not exceeding at any time the excess of $250,000,000 over the proceeds of sales of accounts receivable by such Subsidiaries;

                         (ix) Indebtedness arising under Capitalized Leases
                       (a) incurred in respect of capital expenditures permitted by Section 5.04(c) and (b) in an aggregate principal amount not exceeding
                       $50,000,000 at any time;

                         (x) Indebtedness in respect of Hedge Agreements in an aggregate notional amount not to exceed $2,500,000,000 at any time outstanding;

                         (xi) Indebtedness of the Borrower or any of its
                       Subsidiaries owed to the Borrower or any of its Subsidiaries;

                         (xii) additional Indebtedness not contemplated by clauses (i)-(xi) above in an aggregate principal amount not exceeding $50,000,000 at any time;

                         (xiii) any renewal, extension or refinancing of the foregoing Indebtedness in an amount not exceeding the amount outstanding at the time of such renewal, extension or refinancing and, in the case of any renewal, extension or refinancing of the Indebtedness specified in clauses (ii) and (iii) above, otherwise in compliance with the limitations set forth in clauses (ii) and (iii), respectively; and

                         (xiv)     the Existing Indebtedness, and any
                       Indebtedness extending the maturity of, or
                       refunding or refinancing, in whole or in part, any Existing Indebtedness, provided that the terms of
                                              --------
                       any such extending, refunding or
                       refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents and certain covenants that are no more onerous than the stricter of those covenants of this Agreement (taken as a whole) or those covenants applicable to such Existing Indebtedness on the date hereof and further provided that the principal amount of such Existing Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing (including additional Indebtedness to the extent necessary to finance the payment of premiums, make-wholes or similar payments incurred in connection with such extension, refunding or refinancing), and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing.

                       (c)    Mergers, Etc.  Merge into or consolidate with
                              ------------
               any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary (other than Subsidiaries the capital stock of which is pledged to the Lenders pursuant to the Pledge Agreement) of the Borrower may merge into or consolidate with, or transfer all or a portion of its assets to, any other Subsidiary of the Borrower, provided that, in the case
                                                 --------
               of any such consolidation, the Person formed by such consolidation shall be a Subsidiary of the Borrower,
               (ii) any Subsidiary the capital stock of which is pledged to the Lenders pursuant to the Pledge Agreement may merge into or consolidate with, or transfer all or a portion of its assets to, (A) any other Subsidiary of the Borrower, provided that the stock of the surviving corporation shall
               --------
               be pledged to the Lenders pursuant to the Pledge Agreement, or (B) the Borrower, provided that such assets are made
                                    --------
               subject to a first priority Lien in favor of the Lenders pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, provided, further,
                                                         --------  -------
               that any such Lien shall be released upon the transfer of such assets to a Subsidiary the stock of which is pledged to the Lenders pursuant to the Pledge Agreement, (iii) any of the Borrower's Subsidiaries (other than Subsidiaries the capital stock of which is pledged to the Lenders pursuant to the Pledge Agreement) may merge into the Borrower if the Borrower is the surviving corporation, (iv) the Borrower may merge into a wholly-owned Subsidiary of the Borrower that
               (A) is incorporated under the laws of any of the States of Delaware, New York or Ohio and (B) has no material assets or liabilities, for the sole purpose of changing the state of incorporation of the Borrower if the surviving corporation shall expressly assume the liabilities of the Borrower under the Loan Documents and (v) Borden Acquisition Corp. may merge into the Borrower pursuant to the Merger Agreement; provided, however, that in each case, immediately after
               --------  -------
               giving effect thereto, no event shall occur and be continuing that constitutes a Default.

                       (d)    Sales, Etc. of Assets.  Sell, lease, transfer
                              ---------------------
               or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets (other than Excluded Asset Sales) except (i) in a transaction authorized by subsection (c) or (e)(i) of this Section, (ii) sales of accounts receivable by its Subsidiaries organized outside the United States, (iii) Designated Asset Sales, so long as such dispositions are for fair value, (iv) sales of other assets for fair value in an aggregate amount not to exceed
               (x) $550,000,000 during the term of this Agreement and
               (y) an additional amount not to exceed $100,000,000 in any calendar year; provided, that consideration for asset sales
                              --------
               permitted by this subsection (d) (other than the disposition of the dairy business) other than cash shall not exceed $200,000,000 at any time; provided, further that any sale of
                                         --------  -------
               assets permitted pursuant to clause (iii)(y) above but not made in a prior year (commencing with the year 1995) may be carried forward and added to the amount permitted by clause
               (y) above in subsequent years.

                       (e)    Investments in Other Persons.  Make or hold,
                              ----------------------------
               or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                         (i)  Investments by the Borrower and its
                       Subsidiaries in Subsidiaries of the Borrower;

                         (ii) Investments by the Borrower and its
                       Subsidiaries in Affiliates of the Borrower in an aggregate principal amount not to exceed at any time outstanding the sum of (A) $90,000,000 and
                       (B) retained earnings of such Affiliates that are allocable to the Borrower or such Subsidiary;

                         (iii) loans and advances to customers and suppliers in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

                         (iv) Investments by the Borrower and its
                       Subsidiaries in Cash Equivalents;

                         (v) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

                         (vi) Investments consisting of long-term
                       receivables arising in the ordinary course of business;

                         (vii)     loans and advances to officers,
                       directors and employees (A) to finance the purchase of capital stock of the Borrower or any of its Subsidiaries, (B) for travel, entertainment, moving and other relocation expenses and (C) for additional purposes not contemplated by clauses (A) and (B) above in an aggregate amount not exceeding $5,000,000 at any time.

                         (viii) other Investments in an aggregate amount invested not to exceed $200,000,000 at any time plus Equity Proceeds to the extent not required to reduce Debt in accordance with Section 2.06 and not used for Capital Expenditures;

                         (ix) other Investments payment for which is made
                       with capital stock of the Borrower;

                         (x) Investments constituting non-cash proceeds of sales of assets to the extent permitted by
                       Section 5.02(d); and

                         (xi) Investments other than those described above
                       existing on the date hereof in an aggregate amount not to exceed $5,000,000.

                       (f) Dividends, Etc. Declare or pay any dividends (other than dividends payable only in common stock or Preferred Stock permitted by clause (ii) below of the Borrower), purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock (other than common stock) or any warrants, rights or options to acquire such capital stock (other than common stock), or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock (other than common stock) or any warrants, rights or options to acquire such capital stock (other than common stock), except that the foregoing shall not prohibit the exchange or conversion of any capital stock in accordance with its terms or the redemptions contemplated by Sections 5.12 and 5.14 of the Merger Agreement, and so long as no Default described in Sections 6.01(a) or (f) and no Event of Default shall have occurred and be continuing, the Borrower may (i) repurchase capital stock, or any warrants, rights or options to acquire such capital stock held by its officers, directors and employees, (ii) except as permitted by clause (iii) below, issue Preferred Stock and pay dividends thereon, provided that such Preferred Stock (A) shall not obligate the Borrower to redeem at a fixed or determinable date prior to January 1, 2000, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of this issuer and (B) shall not be redeemable at the option of the holder prior to January 1, 2000 and (iii) issue and declare and deliver distributions in respect of securities issued in connection with the monetization of the RN Stock contributed to the Borrower.

                       (g) Change in Nature of Business. Make any material change in the nature of its business taken as a whole as carried on at the date hereof, other than as a result of (i) dispositions of assets approved by the Board of Directors of the Borrower or (ii) business activities engaged in by the Borrower or its Subsidiaries on or prior to the date hereof and other similar or related activities.

                       (h)    Accounting Changes.  Make or permit, or
                              ------------------
               permit any of its Material Subsidiaries to make or permit, any significant change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                       (i)    Prepayments, Etc. of Scheduled Indebtedness.
                              -------------------------------------------
               (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Scheduled Debt or Debt incurred after the date hereof, other than (i) Debt for which the Borrower has established at the date hereof an irrevocable in-substance defeasance trust in an amount not to exceed $5,000,000 in the aggregate
               (ii) LYNX Payments and (iii) in an aggregate amount not to exceed $50,000,000 from the date hereof, or (b) amend, modify or change in any manner any term or condition of any Scheduled Debt, Debt incurred after the date hereof or subordinated Indebtedness in any manner other than that permitted by refinancings thereof in accordance with
               Section 5.02(b)(xiv), or permit any of its Subsidiaries to do any of the foregoing.

                       SECTION 5.03.  Reporting Requirements.  So long as
                                      ----------------------
          any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing, furnish to the Lenders:

                       (a)    Default Notice.  As soon as possible and in
                              --------------
               any event within three Business Days after any officer of the Borrower obtains knowledge of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                       (b)    Quarterly Financials.  As soon as available
                              --------------------
               and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that, to the knowledge of such officer, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule setting forth in reasonable detail the computations used by the Borrower in determining compliance with the covenants contained in
               Section 5.04.

                       (c)    Annual Financials.  As soon as available and
                              -----------------
               in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by either an unqualified opinion, or an opinion acceptable to the Required Lenders, of Price Waterhouse or Deloitte & Touche or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof (provided that in no event shall such accountants be liable as a result of this Agreement by reason of any failure to obtain knowledge of any Default that would not be disclosed in the course of their audit examination), (ii) a schedule setting forth in reasonable detail the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in
               Section 5.04 and (iii) a certificate of the chief financial officer of the Borrower stating that, to the knowledge of such officer, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

                       (d)    Budgets; etc.  Not more than 60 days after
                              ------------
               the commencement of each fiscal year of the Borrower, budgets of the Borrower and its Material Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

                       (e)    ERISA.  As soon as possible and, in any
                              -----
               event, within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows of the occurrence of any of the following events which, in the aggregate would be likely to have a Material Adverse Effect, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer or other authorized officer of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is reasonably likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to a Plan; that a Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Internal Revenue Code; that proceedings are reasonably likely to be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or is reasonably likely to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 2975 of the Internal Revenue Code or Section 409 or 502(i) or 502(l) of ERISA.

                       (f)    Litigation.  Promptly after the commencement
                              ----------
               thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which the Borrower reasonably believes would be likely to have a Material Adverse Effect.

                       (g)    Securities Reports.  Promptly after the
                              ------------------
               sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower or any of its Subsidiaries sends to the Borrower's public stockholders, and copies of all reports on Forms 10-Q, 10-K and 8-K, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor.

                       (h)    Agreement Notices.  Promptly upon receipt
                              -----------------
               thereof, copies of all notices, requests and other documents received by the Borrower or any of its Subsidiaries under or pursuant to any Related Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

                       (i)    Environmental Matters.  Promptly after
                              ---------------------
               obtaining knowledge of any of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be likely to have a Material Adverse Effect, written notice of (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property; (ii) any condition or occurrence on any Real Property that (x) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) would be likely to be to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property; (iii) any condition or occurrence on any material Real Property that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto.

                       (j) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                       SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders otherwise consent in writing:

                       (a) EBITDA/Net Interest Expense. Maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of not less than the amount set forth below for each period of four consecutive fiscal quarters ended at the dates set forth below:


                       Quarter Ending        Ratio
                       --------------        -----
                       March 31, 1995        1.25:1.00
                       June 30, 1995         1.50:1.00
                       September 30, 1995    1.75:1.00
                       December 31, 1995     2.00:1.00
                       March 31, 1996        2.00:1.00
                       June 30, 1996         2.00:1.00
                       September 30, 1996    2.15:1.00
                       December 31, 1996     2.25:1.00
                       March 31, 1997        2.25:1.00
                       June 30, 1997         2.25:1.00
                       September 30, 1997    2.35:1.00
                       December 31, 1997     2.50:1.00
                       March 31, 1998        2.50:1.00
                       June 30, 1998         2.50:1.00
                       September 30, 1998    2.60:1.00
                       December 31, 1998     2.75:1.00
                       March 31, 1999        2.75:1.00
                       June 30, 1999         2.75:1.00
                       September 30, 1999    2.85:1.00
                       December 31, 1999     3.00:1.00



                       (b) Total Debt/EBITDA Ratio. Maintain a ratio of Consolidated Total Debt to Consolidated EBITDA of not more than the amount set forth below for each period of four consecutive fiscal quarters ended at the dates set forth below:

                       Quarter Ending        Ratio
                       --------------        -----
                       September 30, 1995    6.85:1.00
                       December 31, 1995     5.25:1.00
                       March 31, 1996        5.25:1.00
                       June 30, 1996         5.25:1.00
                       September 30, 1996    5.00:1.00
                       December 31, 1996     4.75:1.00
                       March 31, 1997        4.75:1.00
                       June 30, 1997         4.75:1.00
                       September 30, 1997    4.55:1.00
                       December 31, 1997     4.35:1.00
                       March 31, 1998        4.35:1.00
                       June 30, 1998         4.35:1.00
                       September 30, 1998    4.15:1.00
                       December 31, 1998     4.00:1.00
                       March 31, 1999        4.00:1.00
                       June 30, 1999         4.00:1.00
                       September 30, 1999    3.85:1.00
                       December 31, 1999     3.75:1.00



                       (c) Capital Expenditures. Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year ended on the dates set forth below to exceed the amount set forth below for such fiscal year:


                         Year Ended            Amount
                         ----------            ------
                    December 31, 1995       $275,000,000
                    December 31, 1996        250,000,000
                    December 31, 1997        225,000,000
                    December 31, 1998        225,000,000
                    December 31, 1999        225,000,000



               plus for any fiscal year Debt Proceeds and Equity Proceeds to the extent not required to reduce Debt in accordance with
               Section 2.06 and not used to make Investments; provided that any Capital Expenditure permitted but not made in a prior year (commencing with the year 1995) may be carried forward and added to the amounts set forth above.

                                      ARTICLE VI

                                  EVENTS OF DEFAULT

                    SECTION 6.01.  Events of Default.  If any of the
                                   -----------------
          following events ("Events of Default") shall occur and be
                             -----------------
          continuing:

                    (a) the Borrower shall fail to pay when due any principal of any Advance, or the Borrower shall fail to pay any interest or other amount due under any Loan Document and such failure shall continue for five or more days; or

                    (b) any representation or warranty made by the Borrower under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                    (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(e),
               Section 5.02 or 5.04; or

                    (d) the Borrower shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been received by the Borrower from the Administrative Agent or the Required Lenders; or

                    (e) any Loan Party or any of its Subsidiaries shall default in any payment with respect to any Indebtedness in excess of $15,000,000 individually or $30,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of such Loan Party and its Subsidiaries, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                    (f) any Loan Party or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                    (g) any judgment or order for the payment of money in excess of $15,000,000 individually or $30,000,000 in the aggregate (to the extent not paid or fully covered by insurance, provided by a carrier that has acknowledged coverage) shall be rendered against any Loan Party or any of its Subsidiaries and any such judgment, or order shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                    (h) any material provision of the Pledge Agreement shall for any reason cease to be valid and binding on or enforceable against the Borrower or any Credit Party, or the Borrower or any Credit Party shall so state in writing or the Pledge Agreement shall for any reason (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of any of the Agents or the Lenders) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

                    (i) on or after the consummation of the transactions contemplated by the Merger Agreement (i) KKR and its Affiliates or Subsidiaries shall cease to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other Securities convertible into such Voting Stock) representing 50.1% or more of the combined voting power of all Voting Stock of the Borrower, provided that the percentage required by this subsection (i)
               --------
               shall be reduced to 35% or more upon the latest of (A) eighteen months from the date of the initial Borrowing,
               (B) the date that the Borrower's Public Debt Rating is an Investment Grade Rating and (C) the date that the Borrower shall have received the Prepayment Target including the issuance of at least $300,000,000 of additional equity or monetization of RN Stock contributed to the Borrower; or
               (ii) individuals selected by KKR and its Affiliates or Subsidiaries (other than the Borrower) shall fail to constitute a majority of the Board of Directors of the Borrower; or

                    (j) (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Internal Revenue Code; any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA; any Plan shall have an Unfunded Current Liability; or the Borrower, any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of
               ERISA or Section 4971 or 4975 of the Internal Revenue Code; and (ii) there shall result from any such event or events referred to in clause (i) above the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability, on the part of the Borrower, any of its Subsidiaries or any ERISA Affiliate, which in each case would be likely to have a Material Adverse Effect;

          then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances and of any Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual
                        --------  -------
          or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                    SECTION 6.02.  Actions in Respect of the Letters of
                                   ------------------------------------
          Credit Upon Default.  If any Event of Default shall have occurred
          -------------------
          and be continuing, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Account.


                                     ARTICLE VII

                                      THE AGENTS

                    SECTION 7.01.  Authorization and Action.  Each Lender
                                   ------------------------
          hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the
                                    --------  -------
          Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                    SECTION 7.02.  Reliance, Etc.  (a)  None of the
                                   -------------
          Administrative Agent, any Lead Managing Agent or any Arranger or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;
          (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and

          (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                    (b) The Lead Managing Agents and the Arrangers, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

                    SECTION 7.03.  Lead Managing Agents and Affiliates.
                                   -----------------------------------
          With respect to their respective Commitments, the Advances made by them and the Notes issued to them, each of the Lead Managing Agents shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it or its Affiliate were not the Administrative Agent, a Lead Managing Agent or an Arranger, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of the Lead Managing Agents in its individual capacity. Each of the Lead Managing Agents and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Lead Managing Agent or any of its respective Affiliates were not the Administrative Agent, a Lead Managing Agent or an Arranger, as the case may be, and without any duty to account therefor to the Lenders.

                    SECTION 7.04.  Lender Credit Decision.  Each Lender
                                   ----------------------
          acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Managing Agents, any Arranger or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Managing Agents, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                    SECTION 7.05.  Indemnification.  Each Lender severally
                                   ---------------
          agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion
          --------  -------
          of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lenders' respective Ratable Shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, (b) their respective Ratable Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate unused portions of their Term Commitments and their respective Unused Working Capital Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender's Commitment with respect to the Advance under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount.

                    SECTION 7.06.  Successor Administrative Agent.  The
                                   ------------------------------
          Administrative Agent may resign as to all of the Facilities at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or that the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Pledge Agreement, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                     ARTICLE VIII

                                    MISCELLANEOUS

                    SECTION 8.01.  Amendments, Etc.  No amendment or waiver
                                   ---------------
          of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment,
                                   --------  -------
          waiver or consent shall, unless in writing and signed by each Lender affected thereby (other than any Lender which is, at such time, a Defaulting Lender) directly: (i) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder,
          (ii) amend this Section 8.01, (iii) extend the scheduled time of payment of any interest or commitment fee owing to such Lender,
          (iv) increase the aggregate amount of the Commitments of such Lender, (v) reduce the stated rate of interest borne by the Advances owing to such Lender (other than as a result of waiving the applicability of any post-default increase in interest rates), forgive all or any part of the principal amount thereof or reduce the stated rate for calculating any commitment fee or Letter of Credit fee owing to such Lender, (vi) extend the final scheduled maturity of any Advance owing to such Lender; provided
                                                                  --------
          further that no amendment, waiver or consent shall, unless in
          -------
          writing and signed by each Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Banks under this Agreement; and provided further that no amendment, waiver or consent shall,
          -------- -------
          unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note; and provided, further, however, that
                                          --------  -------  -------
          the Administrative Agent is hereby authorized to amend this Agreement solely to effect the transfer, pursuant to that certain Note Exchange Agreement dated as of the date hereof among the Borrower, the Administrative Agent, TM, the lenders under the TM Credit Agreement and Citibank, as administrative agent under the TM Credit Agreement, of certain Debt of TM to the Borrower and to add the lenders under the TM Credit Agreement as Term Lenders under this Agreement.

                    SECTION 8.02.  Notices, Etc.  All notices and other
                                   ------------
          communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at 180 East Broad Street, Columbus, Ohio 43215-3799, Attention: Vice President and Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to Credit Suisse, in its capacity as an Issuing Bank, at its address at One Liberty Plaza, 165 Broadway, New York, New
          York 10006, Attention: Trade Services Department, with a copy to 12 East 49th Street, New York, New York 10017, Attention: Chris Horgan; and if to the Administrative Agent, at its address at 1 Court Square, 7th Floor, Long Island City, New

          York 11120, Attention: John Makrinos, with a copy to 399 Park Avenue, New York, New York 10043, Attention: Michel Pendill; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent.

                    SECTION 8.03.  No Waiver; Remedies.  No failure on the
                                   -------------------
          part of any Lender, any Arranger or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                    SECTION 8.04.  Costs and Expenses.  (a)  The Borrower
                                   ------------------
          agrees to pay on demand (i) all reasonable and documented costs and out-of-pocket expenses of each Agent in connection with the preparation, execution, delivery and amendment of the Loan Documents (including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, telecommunications, duplication, audit, insurance, consultant, search, filing and recording fees and all other out-of-pocket expenses in an aggregate amount agreed to by the Arrangers and the Borrower and (B) the reasonable and documented fees and out-of-pocket expenses of counsel for the Lead Managing Agents and the Arrangers) with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), (ii) all reasonable and documented costs and out-of-pocket expenses of the Administrative Agent in connection with the administration of the Loan Documents and (iii) all reasonable and documented costs and out-of-pocket expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent and each Lender with respect thereto).

                    (b) The Borrower agrees to indemnify and hold harmless each Agent and each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party")
                                                    -----------------
          from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement (including, without limitation, the Notes and any of the transactions contemplated herein or in any other Loan Document or any Related Document or the actual or proposed use of the proceeds of the Advances) whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent or any Lender or any of their respective Affiliates or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or in any other Loan Document or any Related Document or the actual or proposed use of the proceeds of the Advances.

                    Each Indemnified Party agrees to notify the Borrower, promptly after obtaining actual knowledge thereof, of the assertion against it or any other Person of any claim or the commencement of any action or proceeding relating to this Agreement (including, without limitation, the Notes and any of the transactions contemplated herein or in any other Loan Document or any Related Document or the actual or proposed use of the proceeds of the Advances) which such Indemnified Party considers to be a claim, action or proceeding with respect to which it is entitled to indemnification hereunder, but failure to so notify will not relieve the Borrower from any liability under this Section 8.04(b). Each Indemnified Party will be entitled to defend any such claim, action or proceeding, and may employ or retain counsel to represent it in, and to defend, such claim, action or proceeding and the Borrower will pay the reasonable and documented fees and out-of-pocket expenses of such counsel; provided, however, that the Indemnified Parties shall, to the
          --------  -------
          extent practicable, choose one counsel to act on their behalf at the Borrower's expense, which counsel, at the request of the Borrower, shall also represent and defend the Borrower in such claim, action or proceeding unless an Indemnified Party reasonably determines based on an opinion of outside counsel that having common counsel would present such counsel with a conflict of interest. In the event of such determination, such Indemnified Party or Parties shall not be required to share counsel and shall be entitled to full indemnification for such counsel's fees and expenses as otherwise provided herein.

                    (c) If any payment of principal of, or Conversion of, or failure to Convert as a result of a withdrawn notice of Conversion, any Eurodollar Rate Advance, LIBO Rate Advance or Fixed Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to
          Section 2.07, 2.10(b)(i) or 2.11(d), acceleration of the maturity of the

          Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and shall also be sent upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                    (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.13 and
          8.04 shall survive the payment in full of the principal and interest hereunder and under the Notes.

                    SECTION 8.05.  Right of Set-Off.  Upon (a) the
                                   ----------------
          occurrence and during the continuance of any Event of Default and
          (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its branches and agencies is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, its branches or agencies to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that
                                                  --------  -------
          the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, its branches or agencies under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender, its branches or agencies may have.

                    SECTION 8.06.  Binding Effect.  This amendment and
                                   --------------
          restatement of the Existing Credit Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                    SECTION 8.07.  Assignments and Participations.  (a)
                                   ------------------------------
           Each Lender (x) may assign to one or more of its Affiliates or Subsidiaries and (y) may with the prior consent of the Administrative Agent and the Borrower (such consents not to be unreasonably withheld or delayed) assign to one or more banks or other entities, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its

          Commitment, the Advances owing to it and the Note held by it); provided, however, that such assignment or any activity intended
          --------  -------
          to give rise to an assignment shall not be initiated prior to the receipt by the Lenders of notice from the Arrangers that the syndication of this Agreement has been completed; provided
                                                            --------
          further, however, that (i) each such assignment shall be of a
          -------  -------
          uniform, and not a varying, percentage of all such Lender's rights and obligations under and in respect of one or more of
          (A) the Term Facility and (B) the Working Capital Facility and the Receivables Back-Stop Facility Agreement (other than any right to make Competitive Bid Advances or Competitive Bid Advances owing to it), (ii) except in the case of an assignment to a Person that immediately prior to such assignment was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to a Lender, an Eligible Assignee or to an Affiliate or Subsidiary of the assignor, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment, and a processing and recordation fee of $3,000 for each assignment completed after the notice referred to in the first proviso of this Section 8.07 has been received. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
          (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                    (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto;
          (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
          (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is a Lender, an Eligible Assignee or an Affiliate of the assignor; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender and (viii) such assignee consents to be bound by the terms of that certain Note Exchange Agreement dated as of the date hereof among the Borrower, the Administrative Agent, TM, the lenders under the TM Credit Agreement and Citibank, as administrative agent under the TM Credit Agreement.

                    (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "Register"). The entries in the Register shall be
                     --------
          conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                    (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, new Notes to the order of the assigning Lender in an aggregate amount equal to the aggregate Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as appropriate.

                    (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations
                  --------  -------
          under this Agreement (including, without limitation, its

          Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation and no sub-participant of such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would directly: reduce the stated rate of interest borne by the Advances owing to such participant (other than as a result of waiving the applicability of any post-default increase in interest rates), forgive all or any part of the principal amount thereof, reduce the stated rate for calculating any commitment fee or Letter of Credit fee owing to the Lenders or extend the final scheduled maturity of any Advance owing to such participant, in each case to the extent subject to such participation.

                    (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure,
                    --------  -------
          the assignee or participant or proposed assignee or participant shall have executed a confidentiality agreement substantially in the form of Exhibit F hereto and returned to same to such Lender and the Borrower.

                    (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                    SECTION 8.08.  Governing Law.  This Agreement and the
                                   -------------
          Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                    SECTION 8.09.  Execution in Counterparts.  This
                                   -------------------------
          Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                    SECTION 8.10.  Confidentiality.  Each Lender has
                                   ---------------
          heretofore executed a confidentiality agreement in the form of Exhibit F and returned a copy thereof to the Borrower. Each Lender shall hold all non-public information obtained pursuant to this Agreement in accordance with the terms of such confidentiality agreement and in accordance with safe and sound banking practices and, subject to Section 8.07, may make disclosure reasonably requested by any bona fide transferee in connection with the contemplated transfer of any Advances or participation therein or as required or requested by any governmental authority or pursuant to legal process; provided that each such transferee shall have previously
                   --------
          signed and returned to such Lender a confidentiality agreement in the form of Exhibit F, and such Lender agrees to send to the Borrower promptly a copy of each such confidentiality agreement executed by such transferee.

                    SECTION 8.11.  Receivables Financings Documents.  The
                                   --------------------------------
          Lenders hereto acknowledge that the transfers of receivables and "Related Security" (as defined in the Receivables Financing Documents) from the Borrower to Borden Receivables Corp. under the Receivables Purchase Agreement dated as of December 15, 1994 between the Borrower and Borden Receivables Corp. are intended to be the true sales for valid consideration, that none of such property conveyed shall remain property of the Borrower, and that Borden Receivables Corp. is a separate corporate entity with its own creditors who would, in any liquidation of Borden Receivables Corp. or of its assets, be entitled to be satisfied out of Borden Receivables Corp.'s assets prior to any value in Borden Receivables Corp. becoming available to the Borrower, as Borden Receivables Corp.'s equity holder, or creditors of the Borrower.

                    SECTION 8.12.  No Liability of the Issuing Banks.  The
                                   ---------------------------------
          Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or
          (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower
                                                   ------
          shall have a claim against such Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                    SECTION 8.13.  Waiver of Existing Credit Agreement.
                                   -----------------------------------
          Each Lender who is a "Lender" (as defined in the Existing Credit Agreement) agrees to waive the provisions of Sections 5.02(a), 5.02(b) and 6.01(j) of the Existing Credit Agreement to the extent and only to the extent such provisions apply to entering into the Merger Agreement and consummating the transactions contemplated thereby and entering into the Loan Documents from the

          Effective Date until the repayment of all outstanding amounts under the Existing Credit Agreement and the termination of all commitments thereunder; provided that the provisions of this
                                  --------
          Section 8.13 shall terminate on the earlier of (i) the termination of this Agreement or (ii) February 15, 1995.

                    SECTION 8.14.  Waiver of Jury Trial.  Each of the
                                   --------------------
          Borrower, the Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             BORDEN, INC.


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


                                             CITIBANK, N.A., as
                                             Administrative
                                                  Agent


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


                                             ARRANGERS


                                             BT SECURITIES CORPORATION,
                                                   as Arranger


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

                                             CHEMICAL SECURITIES INC.,
                                                   as Arranger


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


                                             CITICORP SECURITIES, INC.,
                                                   as Arranger


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


                                             CREDIT SUISSE, as Arranger


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

                                        Banks
                                        =====

                                 Lead Managing Agents

               Total Commitment
               ----------------

               $171,030,120.4925                  BANKERS TRUST COMPANY


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


               $171,030,120.4925                  CHEMICAL BANK


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


               $171,030,120.4925                  CITIBANK, N.A.


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


               $171,030,120.4925                  CREDIT SUISSE


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

                                Senior Managing Agents


               $ 96,084,337.3500                  NATIONAL WESTMINSTER BANK PLC,
                                                  NEW YORK BRANCH


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:



                                             NATIONAL WESTMINSTER BANK PLC,
                                                  NASSAU BRANCH



                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:



               $ 96,084,337.3500                  NATIONSBANK OF NORTH
                                                  CAROLINA, N.A.


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


               $ 96,084,337.3500                  THE BANK OF NOVA SCOTIA


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

               $ 96,084,337.3500                  THE CHASE MANHATTAN BANK, N.A.


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


               $ 96,084,337.3500                  CREDIT LYONNAIS NEW YORK
                                             BRANCH


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

                                             CREDIT LYONNAIS CAYMAN
                                             ISLAND BRANCH


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

                                   Managing Agents


               $ 71,742,971.8800                  ABN AMRO BANK N.V.,
                                                  NEW YORK BRANCH


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

               $ 71,742,971.8800                  CIBC INC.



                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


               $ 71,742,971.8800                  THE BANK OF NEW YORK


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


               $ 71,742,971.8800                  THE BANK OF TOKYO TRUST
                                                  COMPANY


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:

               $ 71,742,971.8800                  THE FIRST NATIONAL BANK
                                                  OF CHICAGO


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:



               $ 71,742,971.8800                  THE FUJI BANK, LIMITED


                                             By  /s/
                                               ----------------------------
                                               Name:
                                               Title:


          Total Commitments:  $1,595,000,000.0000

                                                     SCHEDULE I

                                     COMMITMENTS AND APPLICABLE LENDING OFFICES




                       Working                Letter of
                       Capital                Credit               Term               Domestic Lending     Eurodollar
      Name of Bank     Commitment             Commitment           Commitment         Office               Lending Office
      ------------     ---------------        --------------       ---------------    ----------------     --------------
      Bankers Trust    128,138,554.2225                            42,891,566.2700    130 Liberty          130 Liberty
      Company                                                                         Street               Street
                                                                                      New York, New        New York, New
                                                                                      York 10006           York 10006

      Chemical Bank    128,138,554.2225                            42,891,566.2700    270 Park Avenue      270 Park Avenue
                                                                                      New York, New        New York, New
                                                                                      York 10017           York 10017

      Citibank, N.A.   128,138,554.2225                            42,891,566.2700    399 Park Avenue      399 Park Avenue
                                                                                      New York, New        New York, New
                                                                                      York  10043          York  10043


      Credit Suisse    128,138,554.2225    300,000,000.0000        42,891,566.2700    12 East 49th         12 East 49th
                                           until                                      Street               Street
                                           Termination                                New York, New        New York, New
                                           Date                                       York  10017          York  10017

                                                                   17,991,967.8700    500 Park Avenue      500 Park Avenue
      ABN Amro Bank     53,751,004.0100                                               New York, New        New York, New
      N.V.                                                                            York  10022          York  10022


                                                                   17,991,967.8700    425 Lexington        425 Lexington
      CIBC Inc.         53,751,004.0100                                               Avenue               Avenue
                                                                                      New York, New        New York, New
                                                                                      York  10017          York  10017

                                                                   24,096,385.5400    175 Water Street     175 Water Street
      National          71,987,951.8100                                               New York, New        New York, New
      Westminster                                                                     York  10038          York  10038
      Bank PLC

           New York
           Branch

           Nassau
           Branch

                        Working             Letter of
                        Capital             Credit             Term                Domestic Lending      Eurodollar
      Name of Bank      Commitment          Commitment         Commitment          Office                Lending Office
      ------------      ---------------     --------------     ---------------     ----------------      --------------
      NationsBank of    71,987,951.8100                        24,096,385.5400     767 5th Avenue        767 5th Avenue
      North                                                                        New York, New         New York, New
      Carolina, N.A.                                                               York  10153           York  10153

      The Bank of       53,751,004.0100                        17,991,967.8700     One Wall Street,      One Wall Street,
      New York                                                                     8th Floor             8th Floor
                                                                                   New York, New         New York, New
                                                                                   York  10286           York  10286


      The Bank of       71,987,951.8100                        24,096,385.5400     One Liberty           One Liberty
      Nova                                                                         Plaza                 Plaza
      Scotia                                                                       New York, New         New York, New
                                                                                   York  10006           York  10006

      The Bank of       53,751,004.0100
      Tokyo                                                    17,991,967.8700     1251 Avenue of        1251 Avenue of
      Trust Company                                                                the Americas          the Americas
                                                                                   New York, New         New York, New
                                                                                   York  10118           York  10118


      The Chase         71,987,951.8100                        24,096,385.5400     1 Chase Plaza         1 Chase Plaza
      Manhattan                                                                    New York, New         New York, New
      Bank, N.A.                                                                   York  10081           York  10081

      The First         53,751,004.0100                        17,991,967.8700     One First             One First
      National Bank                                                                National Plaza        National Plaza
      of Chicago                                                                   Chicago,              Chicago,
                                                                                   Illinois  60670       Illinois  60670

      The Fuji          53,751,004.0100                        17,991,967.8700     Two World Trade       Two World Trade
      Bank                                                                         Center                Center
      Limited                                                                      New York, New         New York, New
                                                                                   York  10048           York  10048

      Credit            71,987,951.8100                        24,096,385.5400     1301 Avenue of        1301 Avenue of
      Lyonnais                                                                     the Americas          the Americas
           New York                                                                New York, New         New York, New
           Branch                                                                  York 10019            York 10019

           Cayman
           Island
           Branch

                                     EXHIBIT A-1
                                  FORM OF TERM NOTE

          $_______________                       Dated:  _________ __, 1994


                    FOR VALUE RECEIVED, the undersigned, BORDEN, INC., a New Jersey corporation (the "Borrower"), HEREBY PROMISES TO PAY
                                       --------
          to the order of _________________________ (the "Lender") for the
                                                          ------
          account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on December 31, 1999.

                    The Borrower promises to pay interest on the unpaid principal amount of each Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

                    This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")
                                                     ----------------
          among the Borrower, the Lender and certain other lenders parties thereto, BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as Administrative Agent for the Lender and such other lenders. The Credit Agreement, among other things,
          (i) provides for the making of advances (the "Term Advances") by
                                                        -------------
          the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Advance being evidenced by this Promissory Note, and
          (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                             BORDEN, INC.


                                             By
                                               ----------------------------
                                               Title:

                        TERM ADVANCE AND PAYMENTS OF PRINCIPAL




                                    Amount of      Unpaid
                      Amount of     Principal     Principal     Notation
             Date        Term          Paid        Balance      Made By
                       Advance      or Prepaid

                                     EXHIBIT A-2
                             FORM OF WORKING CAPITAL NOTE


          $_______________                       Dated:  _________ __, 1994


                    FOR VALUE RECEIVED, the undersigned, BORDEN, INC., a New Jersey corporation (the "Borrower"), HEREBY PROMISES TO PAY
                                       --------
          to the order of _________________________ (the "Lender") for the
                                                          ------
          account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on December 31, 1999.

                    The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

                    This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")
                                                     ----------------
          among the Borrower, the Lender and certain other lenders parties thereto, BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as Administrative Agent for the Lender and such other lenders. The Credit Agreement, among other things,
          (i) provides for the making of advances (the "Working Capital
                                                        ---------------
          Advances") by the Lender to the Borrower from time to time in an
          --------
          aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each Working Capital Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                             BORDEN, INC.


                                             By
                                               ----------------------------
                                               Title:

                  WORKING CAPITAL ADVANCES AND PAYMENTS OF PRINCIPAL



                      Amount of     Amount of
                       Working      Principal      Unpaid
                       Capital         Paid       Principal     Notation
             Date      Advance      or Prepaid     Balance      Made By

                                     EXHIBIT A-3
                             FORM OF COMPETITIVE BID NOTE


          U.S.$_________
          Dated:           , 19
                  ---------    --

                    FOR VALUE RECEIVED, the undersigned, BORDEN, INC., a New Jersey corporation (the "Borrower"), HEREBY PROMISES TO PAY
                                       --------
          to the order of Citibank, N.A., as Administrative Agent (as defined in the Credit Agreement dated as of December 15, 1994 among the Borrower, certain Lenders parties thereto, BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as Administrative Agent for said Lenders (as amended or modified from time to time, the "Credit Agreement"; the terms
                                           ----------------
          defined therein being used herein as therein defined)) for the account of each Lender that now or hereafter makes a Competitive Bid Advance the principal amount set forth above or, if less, the aggregate principal amount of all Competitive Bid Advances made by the Lenders to the Borrower pursuant to the Credit Agreement, and such principal amount shall become due on the maturity date specified for such principal amount in the Competitive Bid Register and the Credit Agreement.

                    The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable at such times as are specified from time to time in the Competitive Bid Register and the Credit Agreement.

                    Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 399 Park Avenue, New York, New York, New York 10043 in same day funds. Each Competitive Bid Advance owing to a Lender by the Borrower pursuant to the Credit Agreement and the applicable Notice of Competitive Bid Borrowing, and all payments made on account of principal thereof, shall be recorded by the Administrative Agent and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Promissory Note.

                    This Promissory Note is the Competitive Bid Note referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Competitive Bid Advances by the Lenders to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Competitive Bid Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
                    The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                    This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        A-3-2



                                                  BORDEN, INC.


                                                  By
                                                    ------------------------
                                                    Title:

                          ADVANCES AND PAYMENTS OF PRINCIPAL


                                             Amount of
                                Amount of    Principal     Unpaid     Notation
             Date     Lender     Advance       Paid      Principal     Made By
                                            or Prepaid    Balance

                                     EXHIBIT B-1


                             FORM OF NOTICE OF BORROWING



          Citibank, N.A., as Administrative Agent
          for the Lenders parties
          to the Credit Agreement
          referred to below
          399 Park Avenue
          New York, New York  10043                    [Date]


                    Attention:  _______________


          Ladies and Gentlemen:

                    The undersigned, Borden, Inc., refers to the Credit Agreement, dated as of December 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                     ------
          Agreement", the terms defined therein being used herein as
          ---------
          therein defined), among the undersigned, certain Lenders parties thereto, BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the
           ------------------
          Credit Agreement:

                    (i) The Business Day of the Proposed Borrowing is _________ __, 199_.

                    (ii) The Facility under which the Proposed Borrowing is
               requested is the _________ Facility.

                    (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate
               Advances].

                    (iv) The aggregate amount of the Proposed Borrowing is
               $__________.

                    [(v) The initial Interest Period for each Eurodollar
               Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

                    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                                        B-1-2


                    (A)  the representations and warranties contained in
               Section 4.01 of the Credit Agreement are correct in all respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                    (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.


                                             Very truly yours,

                                             BORDEN, INC.



                                             By
                                               ----------------------------
                                               Title:

                                     EXHIBIT B-2
                     FORM OF NOTICE OF COMPETITIVE BID BORROWING


          Citibank, N.A., as Administrative Agent
            for the Lenders parties
            to the Credit Agreement
            referred to below
          399 Park Avenue
          New York, New York  10043
                    [Date]


                    Attention:
                                -------------------


          Ladies and Gentlemen:

                    The undersigned, Borden, Inc., refers to the Credit Agreement, dated as of December 15, 1994 (as amended or modified from time to time, the "Credit Agreement", the terms defined
                                  ----------------
          therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:
           ----------------------------------

                        (A)     Date of Competitive Bid Borrowing       ________________________
                        (B)     Amount of Competitive Bid Borrowing     ________________________
                        (C)     Maturity Date                           ________________________
                        (D)     Interest Rate Basis                     ________________________
                        (E)     Interest Payment Date(s)                ________________________
                        (F)     ___________________                     ________________________
                        (G)     ___________________                     ________________________
                        (H)     ___________________                     ________________________

                              The undersigned hereby certifies that the
               following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid
               Borrowing:

                    (a)  the representations and warranties contained in
               Section 4.01 are correct in all material respects, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                                        B-2-2


                    (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                    The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                                  Very truly yours,

                                                  BORDEN, INC.



                                                  By
                                                    ------------------------
                                                    Title:

                                      EXHIBIT C

                          FORM OF ASSIGNMENT AND ACCEPTANCE



                    Reference is made to the Credit Agreement dated as of December 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Borden, Inc., a
                                  ----------------
          New Jersey corporation (the "Borrower"), the Lenders (as defined
                                       --------
          in the Credit Agreement), BT Securities Corporation, Chemical Securities Inc., Citicorp Securities, Inc. and Credit Suisse, as Arrangers, and Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the
                        --------------------
          Credit Agreement are used herein with the same meaning.

                    The "Assignor" and the "Assignee" referred to on
          Schedule 1 agree as follows:

                    1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances) equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 (other than in respect of Competitive Bid Advances). After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1.

                    2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto;
          (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and
          (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto, or new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

                    3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Arrangers, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee, a Lender or an Affiliate of the Assignor; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) consents to be bound by the terms of that certain Note Exchange Agreement dated as of December 15, 1994 among the Borrower, the Administrative Agent, TM, the lenders under the TM Credit Agreement and Citibank, as administrative agent under the TM Credit Agreement; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

                    4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective
                                                                  ---------
          Date") shall be the date of acceptance hereof by the
          ----
          Administrative Agent, unless otherwise specified on Schedule 1.

                    5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                    6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                    7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                    8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this

          Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


                    IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                      SCHEDULE 1
                                          to
                              ASSIGNMENT AND ACCEPTANCE

                As to each Facility in respect of which an interest is being assigned:

                        Assignee's Commitment:                                                  $__________
                        Aggregate outstanding principal amount of Advances assigned:            $__________

                        Principal amount of Note payable to Assignee:                           $__________

                        Principal amount of Note payable to Assignor:                           $__________
                Effective Date (if other than date of acceptance by Administrative Agent):
                *_________ __, 199_

                                             [NAME OF ASSIGNOR], as
          Assignor

                                             By
                                               ----------------------------
                                               Title:

                                             Dated: _________ __, 199_


                                             [NAME OF ASSIGNEE], as
          Assignee

                                             By
                                               ----------------------------
                                               Title:


                                             Domestic Lending Office:

                                             Eurodollar Lending Office:

          Accepted this _______________ day
          of _________ __, 199_

          CITIBANK, N.A., as
            Administrative Agent


          By
            -----------------------
            Title:







          --------------------

          * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                      EXHIBIT E


                               FORM OF PLEDGE AGREEMENT

                            Dated as of December 15, 1994

                                         From

                                    BORDEN, INC.,

                                   as Pledgor, and
                                   -- -------


                                    BDS ONE, INC.
                                    BDS TWO, INC.
                                   BDS FOUR, INC.,
                                as Subsidiary Pledgors
                                -- ---------- --------

                                          to

                                   CITIBANK, N.A.,

                               as Administrative Agent
                               -- -------------- -----

                          T A B L E   O F   C O N T E N T S
                          - - - - -   - -   - - - - - - - -

          Section                                                      Page

          1.  Grant of Security . . . . . . . . . . . . . . . . . . . .   2
          2.  Security for Obligations  . . . . . . . . . . . . . . . .   3

          3.  Pledgor and Subsidiary Pledgors Remain Liable . . . . . .   3

          4.  Delivery of the Collateral  . . . . . . . . . . . . . . .   3

          5.  Representations and Warranties  . . . . . . . . . . . . .   3

          6.  Further Assurances  . . . . . . . . . . . . . . . . . . .   4

          7.  Place of Perfection; Records  . . . . . . . . . . . . . .   4

          8.  Voting Rights; Dividends and Distributions; Etc . . . . .   5

          9.  Transfers and Other Liens; Additional Collateral; Etc.  .   6

          10.  Administrative Agent Appointed Attorney-in-Fact  . . . .   7
          11.  The Administrative Agent's Duties  . . . . . . . . . . .   7

          12.  Remedies . . . . . . . . . . . . . . . . . . . . . . . .   8

          13.  Amendments; Waivers; Etc . . . . . . . . . . . . . . . .   9

          14.  Addresses for Notices  . . . . . . . . . . . . . . . . .  10

          15.  Continuing Security Interest; Assignments Under the
               Credit Agreement . . . . . . . . . . . . . . . . . . . .  10

          16.  Termination  . . . . . . . . . . . . . . . . . . . . . .  10

          17.  Security Interest Absolute . . . . . . . . . . . . . . .  11

          18.  Amendments, Etc. of Certain Agreements.  . . . . . . . .  11
          19.  Governing Law; Terms; Joint and Several Obligations  . .  12

          20.  Execution in Counterparts  . . . . . . . . . . . . . . .  12




          Schedule I -   Pledged Shares

          Schedule II    -    Partnership Interests

          Exhibit A  -   Form of Consent and Agreement

                      This PLEDGE AGREEMENT (this "Agreement"), dated as
                                                   ---------
          of December 15, 1994, made by and among Borden, Inc., a New Jersey corporation (the "Pledgor") and the undersigned
                                   -------
          Subsidiaries of the Pledgor (each a "Subsidiary Pledgor" and
                                               ------------------
          collectively, the "Subsidiary Pledgors"), and Citibank, N.A., as
                             -------------------
          collateral agent for and representative of (in such capacity herein called the "Administrative Agent") the financial
                             --------------------
          institutions (the "Lenders") party to the Credit Agreement (as
                             -------
          hereinafter defined).

                                PRELIMINARY STATEMENTS

                     (1) The Pledgor is the legal and beneficial owner of the shares of stock (the "Pledged Shares") described in
                                       --------------
          Schedule I annexed hereto and issued by the corporations named therein, which Pledged Shares constitute the percentage of all of the issued and outstanding shares of capital stock of such companies identified on said Schedule I and of the indebtedness (the "Pledged Debt") described from time to time on a schedule
                ------------
          hereafter delivered to the Administrative Agent in accordance with the terms of the Credit Agreement at the time of receipt by the Pledgor of non-cash proceeds from sales of assets permitted by the Credit Agreement.

                     (2) The Subsidiary Pledgors are the legal and beneficial owners of the Partnership Interests (the "Pledged
                                                               -------
          Interests") described opposite the name of such Subsidiary
          ---------
          Pledgor on Schedule II hereto and issued by the partnership named therein.

                     (3) The Pledgor and the Lenders have entered into a Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit
                                                           ------
          Agreement", the terms defined therein and not otherwise defined
          ---------
          herein being used herein as therein defined), among the Pledgor, Citibank, as Administrative Agent, BT Securities, Chemical Securities, Citicorp Securities, Inc. and Credit Suisse, as Arrangers and BT, Chemical, Citibank and Credit Suisse, as Lead Managing Agents and the Lenders, pursuant to which the Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Pledgor.

                     (4)      It is a condition precedent to the
          effectiveness of the Credit Agreement that the Pledgor and each Subsidiary Pledgor shall have granted the assignment and security interest and made the pledge contemplated by this Agreement.

                     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Pledgor and each Subsidiary Pledgor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Lenders as follows:

                     SECTION 1.  Grant of Security.  The Pledgor and each
                                 -----------------
          Subsidiary Pledgor hereby transfers, assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of the Lenders, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Lenders a security interest in, the following, whether now owned or existing or hereafter acquired or existing (collectively, the "Collateral"):
                                                             ----------

                     (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                     (b) the Pledged Interests and the certificates, if any, representing such Pledged Interests, and all distributions, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests;

                     (c) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

                     (d) all additional Partnership Interests (whether as a general partner, limited partner or otherwise) from time to time acquired by any Subsidiary Pledgor in any manner and the certificates, if any, representing such additional Partnership Interests, and all distributions, cash, instruments, and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Partnership Interests; and

                     (e)      to the extent not covered by clauses
                   (a) through (d) above, all proceeds of any or all of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to the Pledgor or any Subsidiary Pledgor or the Administrative Agent from time to time with respect to any of the Collateral.

                     SECTION 2.  Security for Obligations.  This Agreement
                                 ------------------------
          secures the payment of all obligations of the Pledgor and each Subsidiary Pledgor now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise (all such obligations being the "Secured
                                                                    -------
          Obligations").  Without limiting the generality of the foregoing,
          -----------
          this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor and the Subsidiary Pledgors to the Administrative Agent or the Lenders under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor or any Subsidiary Pledgor.

                     SECTION 3.  Pledgor and Subsidiary Pledgors Remain
                                 --------------------------------------
          Liable.  Anything herein to the contrary notwithstanding, (a) the
          ------
          Pledgor and each Subsidiary Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release the Pledgor or any Subsidiary Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and
          (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of the Pledgor or any Subsidiary Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                     SECTION 4.  Delivery of the Collateral.  All
                                 --------------------------
          certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and without notice to the Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Shares. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

                     SECTION 5.  Representations and Warranties.  The
                                 ------------------------------
          Pledgor and each Subsidiary Pledgor represents and warrants as follows:

                     (a) The chief place of business and chief executive office of such Subsidiary Pledgor and the office where such Subsidiary Pledgor keeps its records concerning the Collateral will be located at all times at the address specified on the signature pages hereto with respect to such Subsidiary Pledgor or at another address specified in a notice delivered in accordance with Section 7.
                     (b) The Pledgor and such Subsidiary Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by the Pledgor or such Subsidiary Pledgor hereunder free and clear of any Lien, except for the lien and security interest created by this Agreement or liens permitted under Section 9 hereof.

                     (c) As of the date of this Agreement, the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Interests are validly outstanding. As of the date of this Agreement, the Pledged Shares constitute the percentage of issued and outstanding shares of stock of each issuer thereof as identified in Schedule I hereto, and the Pledged Interests constitute the percentage of outstanding partnership interests in the issuer thereof as identified in Schedule II hereto.
                     (d) This Agreement and the pledge of the Collateral pursuant hereto create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

                     (e) The Pledgor or such Subsidiary Pledgor has full power, authority and legal right to pledge all the Collateral pledged by the Pledgor or such Subsidiary Pledgor pursuant to this Agreement.

                     (f) The pledge of such Pledged Shares pursuant to this Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve
                   System.

                     SECTION 6.  Further Assurances.  The Pledgor and each
                                 ------------------
          Subsidiary Pledgor agrees that at any time and from time to time, at the expense of the Pledgor and such Subsidiary Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                     SECTION 7.  Place of Perfection; Records.  Each
                                 ----------------------------
          Subsidiary Pledgor shall keep its respective chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Section 5(a) or, upon not less than 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by
          Section 6 shall have been taken with respect to the Collateral.

                     SECTION 8.  Voting Rights; Dividends and
                                 ----------------------------
          Distributions; Etc.  (a)  So long as no Event of Default shall
          ------------------
          have occurred and be continuing:

                     (i) The Pledgor and each Subsidiary Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Loan Documents.

                     (ii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor and each Subsidiary Pledgor all such proxies and other instruments as the Pledgor or such Subsidiary Pledgor may reasonably request for the purpose of enabling the Pledgor or such Subsidiary Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

                     (b) Subject to paragraph (c) below, the Pledgor and each Subsidiary Pledgor shall be entitled to receive and retain and to utilize free and clear of the lien of this Agreement, any and all dividends, distributions and interest paid in respect of the Collateral, provided, however, that any and all
                                        --------  -------
          dividends and other distributions in equity securities shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by the Pledgor or any Subsidiary Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Pledgor or such Subsidiary Pledgor and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsement).

                     (c) Upon written notice to the Pledgor and each Subsidiary Pledgor by the Administrative Agent following the occurrence and during the continuance of an Event of Default,

                     (i) all rights of the Pledgor or such Subsidiary Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
                   Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default;

                     (ii) all rights of the Pledgor or such Subsidiary Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments during the continuance of such Event of Default;

                     (iii) all dividends, principal and interest payments which are received by the Pledgor or Subsidiary Pledgor contrary to the provisions of
                   Section 8(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgor or such Subsidiary Pledgor and shall forthwith be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary indorsements); and

                     (iv) in order to permit the Administrative Agent to receive all dividends and other distributions to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under Section 8(c)(ii) above, the Pledgor or such Subsidiary Pledgor shall, if necessary, upon written notice from the Administrative Agent, from time to time execute and deliver to the Administrative Agent appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may reasonably request.

                     SECTION 9.  Transfers and Other Liens; Additional
                                 -------------------------------------
          Collateral; Etc.  The Pledgor and each Subsidiary Pledgor shall:
          ---------------

                     (a) not, except as permitted by the Credit Agreement, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the lien and security interest under this Agreement; provided that in the event the
                                         --------
                   Pledgor sells assets or monetizes RN Stock or any other Collateral permitted by the Credit Agreement and such assets are or include Collateral, the Administrative Agent shall release such Collateral to the Pledgor or Subsidiary Pledgor, as appropriate, free and clear of the lien and security interest under this Agreement concurrently with (i) the consummation of such sale and
                   (ii) so long as this Agreement is in effect, arrangements reasonably satisfactory to the Administrative Agent being made for delivery to the Administrative Agent of the proceeds of such sale or monetization to which the Lenders are entitled under the Credit Agreement; and

                     (b) (i) cause each issuer of Pledged Shares (other than RJR Nabisco Holdings Corp.) not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor (or to employees in connection with a compensation plan or as otherwise permitted by the Credit Agreement), and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each such issuer (other than those issuers organized outside of the United Sates (with respect to which the Pledgor shall pledge 65 percent of such shares, in the case of issuers organized under the laws of Colombia, Denmark, or Panama within 6 months of such acquisition, and, in the case of all other such issuers within 60 days of such acquisition) and RJR Nabisco Holdings Corp.) of Pledged Shares.

                     SECTION 10.  Administrative Agent Appointed
                                  ------------------------------
          Attorney-in-Fact.  The Pledgor and each Subsidiary Pledgor hereby
          ----------------
          irrevocably appoints the Administrative Agent as the Pledgor and such Subsidiary Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor or such Subsidiary Pledgor and in the name of the Pledgor or such Subsidiary Pledgor or otherwise to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, (ii) to exercise all partnership rights, powers and privileges to the same extent as each Subsidiary Pledgor, as a partner of the issuer of the Pledged Interests, is entitled to exercise such rights, powers and privileges and (iii) to cause the Pledged Interests to be sold in accordance with
          Section 12, to cause each purchaser of all or part of any Pledged Interest to be admitted as a new partner of the issuer of such Pledged Interest, to cause such Subsidiary Pledgor to withdraw as a partner of the issuer of such Pledged Interest to the extent such Pledged Interest is sold and, if appropriate, to cause one or more restated certificates of limited partnership to be filed with respect to the issuer of such Pledged Interest.

                     SECTION 11.  The Administrative Agent's Duties.  The
                                  ---------------------------------
          powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.

                     SECTION 12.  Remedies.  If any Event of Default shall
                                  --------
          have occurred and be continuing:
                     (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y.
                                                                      ----
                   Uniform Commercial Code") (whether or not the N.Y.
                   -----------------------
                   Uniform Commercial Code applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor or any Subsidiary Pledgor, and the Pledgor and each Subsidiary Pledgor hereby waive (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now
                   existing or hereafter enacted.   The Pledgor and each
                   Subsidiary Pledgor agree that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor or such Subsidiary Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, the Pledgor and each Subsidiary Pledgor hereby waive any claim against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

                     (b)      All cash proceeds received by the
                   Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to
                   Section 8.04 of the Credit Agreement) in whole or in part by the Administrative Agent for the ratable benefit of the Lenders against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or the Subsidiary Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

                     (c) The Administrative Agent may exercise any and all rights and remedies of the Pledgor or each Subsidiary Pledgor in respect of the Collateral.

                     (d) All payments received by the Pledgor or each Subsidiary Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgor or such Subsidiary Pledgor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

                     (e) The Administrative Agent may not exercise any rights and remedies hereunder in respect of the Pledged Interests prior to the redemption of the LP Interest
                   (as defined in the TMI Associates Limited Partnership Agreement). This Section 12(e) is intended to benefit TM as third party beneficiary and may not be modified or amended without the consent of TM.

                     (f) The Administrative Agent may not exercise any rights or remedies relating to the stock of BCP Management, Inc. without the prior written consent of the beneficiaries of any commitment by the Borrower or any of its Subsidiaries (however evidenced) in effect on the date hereof (or any extension entered into in connection with an extension or replacement of existing agreements) to retain a beneficial ownership interest in Borden Chemicals and Plastics Limited Partnership or Borden Chemicals and Plastics Operating Limited Partnership.

                     SECTION 13.  Amendments; Waivers; Etc.  No amendment
                                  ------------------------
          or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor or any Subsidiary Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                     SECTION 14.  Addresses for Notices.  All notices and
                                  ---------------------
          other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and, mailed, telegraphed, telecopied, telexed, cabled or delivered to the Pledgor, a Subsidiary Pledgor or to the Administrative Agent, as the case may be, in the case of the Pledgor and each Subsidiary Pledgor, addressed to it at its address specified on the signature pages hereto and, in the case of the Administrative Agent, 1 Court Square, 7th Floor, Long Island City, New York, New York 11120, Attention: John Makrinos, with a copy to 399 Park Avenue, New York, New York 10043,
          Attention: Michel Pendill, or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

                     SECTION 15.  Continuing Security Interest;
                                  -----------------------------
          Assignments Under the Credit Agreement.  This Agreement shall
          --------------------------------------
          create a continuing security interest in the Collateral and shall
          (a) remain in full force and effect until the earlier of the payment in full in cash of the Secured Obligations and the termination of the pledge, assignment and security interest granted hereby pursuant to Section 16, (b) be binding upon the Pledgor and each Subsidiary Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) and subject to the provisions of Section 8.07 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

                     SECTION 16.  Termination.  Upon the latest of (x) one
                                  -----------
          year from the date of the initial Borrowing, (y) the date that the Pledgor's Public Debt Rating is an Investment Grade Rating and (z) the date that the Pledgor shall have received the Prepayment Target including the issuance of at least $300,000,000 of additional equity or monetization of RN Stock contributed to the Borrower, the pledge, assignment and security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the Pledgor or the Subsidiary Pledgors. It is acknowledged and agreed that Collateral may be sold from time to time to the extent permitted by the Credit Agreement; provided that arrangements reasonably satisfactory to
                     --------
          the Administrative Agent have been made for both (i) the making of any mandatory payments owing and (ii) the pledge of any additional collateral required pursuant to the Credit Agreement as a result thereof. Upon any such termination or sale referred to in this Section 16, the Administrative Agent will, at the Pledgor or such Subsidiary Pledgor's expense, execute and deliver to the Pledgor or such Subsidiary Pledgor such documents as the Pledgor or such Subsidiary Pledgor shall reasonably request to evidence such termination.

                     SECTION 17.  Security Interest Absolute.  All rights
                                  --------------------------
          of the Administrative Agent and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor and the Subsidiary Pledgors hereunder, shall be absolute and unconditional, irrespective of:

                     (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

                     (b) any change in the time, manner or place of payment of, or in other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Loan Document;

                     (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                     (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor or any Subsidiary Pledgor.

                     SECTION 18.  Amendments, Etc. of Certain Agreements.
                                  --------------------------------------
          None of the Pledgor or any Subsidiary Pledgor shall cancel or terminate any contract or agreement for the licensing of trademarks, service marks, tradenames and rights with respect thereto (each a "Material Contract"), or consent to any
                           -----------------
          cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree to any other amendment, modification or change of any term or condition of any Material Contract, or permit any of its Subsidiaries (the capital stock of which is pledged pursuant to this Agreement) to do any of the foregoing, except for any cancellation, termination, consent, acceptance, amendment, modification, waiver, approval, agreement or other action that would not be likely to have a Material Adverse Effect. Notwithstanding the foregoing, the Pledgor and its Subsidiaries may take any action referred to in the preceding sentence not otherwise prohibited by any of the terms of the Loan Documents if the management of the Pledgor determines in good faith that such action is in the best interest of the Pledgor and its Subsidiaries taken as a whole so long as such determination is not made for the purpose of denying or limiting any of the benefits intended to be conferred to or for the benefit of the Lenders under this Agreement. Furthermore, this Section shall not limit any rights to effect transfers permitted by Sections 5.02(c), (d) or (e)(i) of the Credit Agreement.

                     SECTION 19.  Governing Law; Terms; Joint and Several
                                  ---------------------------------------
          Obligations.  This Agreement shall be governed by and construed
          -----------
          in accordance with the laws of the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined. All obligations of the Pledgor and the Subsidiary Pledgors hereunder shall be joint and several.

                     SECTION 20.  Execution in Counterparts.  This
                                  -------------------------
          Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                     IN WITNESS WHEREOF, the Pledgor and each Subsidiary Pledgor have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                             BORDEN, INC., as Pledgor


                                             By
                                               ----------------------------
                                               Title:

                                             180 East Broad Street
                                             Columbus, Ohio  43215
                                             Telecopy No.:  (614) 225-4930


                                             BDS ONE, INC., as a Subsidiary
                                             Pledgor

                                             By
                                               ----------------------------
                                               Title:

                                             One Little Falls Centre
                                             Suite 202
                                             2711 Centerville Road
                                             Wilmington, Delaware  19808
                                             Telecopy No.:  (302) 633-7808


                                             BDS TWO, INC., as a Subsidiary
                                             Pledgor


                                             By
                                               ----------------------------
                                               Title:
                                             One Little Falls Centre
                                             Suite 202
                                             2711 Centerville Road
                                             Wilmington, Delaware  19808
                                             Telecopy No.:  (302) 633-7808


                                             BDS FOUR, INC., as a
                                             Subsidiary Pledgor


                                             By
                                               ----------------------------
                                               Title:

                                             One Little Falls Centre
                                             Suite 202
                                             2711 Centerville Road

                                             Wilmington, Delaware  19808
                                             Telecopy No.:  (302) 633-7808

                                                               SCHEDULE I

                                                             PLEDGED SHARES


                                                                         Stock                          Percentage of
                                                  Class of Stock/     Certificate       Number of        Outstanding
                             Issuer                  Par Value           No(s)            Shares            Shares
                             ------                  ---------           -----            ------            ------

                 BDS Two, Inc.                        Common               1               100               100

                 BDH Two, Inc.                        Common               1               100               100

                 BDS Four, Inc.                       Common               1               100               100

                 BDS Five, Inc.                       Common               1               100               100

                 Borden Receivables Corp.             Common               1              1,000              100

                 BCP Management, Inc.                 Common               1               100               100

                 Wilhelm Weber, GmbH (Germany)

                 Compania Colombiana de
                 Alimentos Lacteos, S.A.
                 (Colombia)

                 The Borden Company, A/S
                 (Denmark)

                 Borden France, S.A. (France)

                 Borden (Nederland) B.V.
                 (Netherlands)

                 The Borden Company Limited
                 (Canada)

                 Cia. Internacional De Ventas,
                 S.A. (Panama)

                 RJR Nabisco Holdings Corp.

                                                               SCHEDULE II


                                                          PARTNERSHIP INTERESTS


                                                                                                      Percentage of
                                                        Owner of                 Type of              Outstanding
                 Issuer of Partnership Interest        Partnership             Partnership             Partnership
                 ------------------------------
                                                        Interest                Interest                Interests
                                                        --------                --------                ---------


                 T.M.I. Associates, L.P.              BDS One, Inc.             general                     32.54%

                 T.M.I. Associates, L.P.              BDS Two, Inc.             general                     44.72%

                 T.M.I. Associates, L.P.              BDS Four, Inc.            general and                   .02%
                                                                                managing
                                                                                general

                                                                Exhibit F
                                                        CONFIDENTIALITY AGREEMENT



                Memorandum To:          Prospective Lenders

                Date:                   July 1994

                Subject:                Confidentiality Agreement for Borden, Inc.


                In connection with your possible interest in becoming a Lender in the $1,400,000,000 loan facilities
                (collectively, the "Credit Facility") for Borden, Inc. ("Borden") and its affiliates, you will be
                                    ----------------                     ------
                receiving certain information which is non-public, confidential or proprietary.  Such information concerning Borden and the T.M. Investors Limited Partnership ("TM Investors") including the structure of
                                                                               ------------
                the transaction in which TM Investors is involved or any of Borden's or TM Investors' respective affiliates (Borden, TM Investors, and such affiliates being collectively referred to as the "Companies")
                                                                                                             ---------
                furnished to you by Citibank N.A., Citicorp Securities, Inc. or their affiliates ("Citicorp") or Credit
                                                                                                   --------
                Suisse or its affiliates ("Credit Suisse"), or otherwise by or on behalf of the Companies (at any time
                                           -------------
                on, before or after the date of this Confidentiality Agreement), together with analyses, compilations, studies or other documents prepared by you or by your agents, representatives (including attorneys, accountants and financial advisors) or employees which contain or otherwise reflect such information or your review of, or interest in, the Companies, and including the structure of the TM Investors transaction and any information otherwise concerning the Credit Facility, is hereinafter referred to as the "Information."  In consideration of your receipt of the Information, you agree that:

                i.      The information shall be kept confidential and shall not, without the prior written consent of
                        Citicorp, Credit Suisse and Borden, be reproduced or disclosed by you or by your affiliates, agents, representatives or employees in any manner whatsoever, in whole or in part, and shall not be used by you, your affiliates, agents, representatives or employees, other than in connection with evaluating whether you wish to become a Lender in the Credit Facility.
                        Moreover, you agree to reveal Information only to your affiliates, agents, representatives and employees who need to know the Information for the purpose of evaluating whether you wish to become a Lender in the Credit Facility, who are informed by you of the confidential nature of the Information and who agree to be bound by the terms and conditions of this Confidentiality
                        Agreement.  You agree to take all reasonable measures to restrain your affiliates, agents, representatives and employees from unauthorized disclosure or use of the Information.

                ii.     Without Citicorp's, Credit Suisse's and Borden's prior written consent, except as required by law, you and your affiliates, agents, representatives and employees shall not disclose to any person or entity (including, specifically, any representative of the press or media) the fact that the Information has been made available, that discussions or negotiations are taking place concerning a possible transaction involving the Credit Facility, any of the terms, conditions or other facts with respect to any such possible transaction (including the status thereof), or that the transaction has been, or is about to be, consummated.

                iii.    This Confidentiality Agreement shall be inoperative as to such portions of the Information (or such of the facts referred to in the preceding paragraph) that (i) are or become generally available to the public on a non-confidential basis through no fault of or action by you or your affiliates, agents, representatives or employees so long as you have determined in good faith such portions became generally available from a source (an "Unrestricted Source") not prohibited
                                                                                    -------------------
                        from disclosing such portions by a contractual, legal or fiduciary obligation to Citicorp,
                        Credit Suisse or any of the Companies, (ii) become available to you on a non-confidential basis from a source other than Citicorp, Credit Suisse, their respective affiliates or any of the
                        Companies or their representatives or agents, which source is an Unrestricted Source or (iii)
                        was heretofore independently developed or compiled by you, as evidenced by your records, without the use of the Information.

                iv.     If and to the extent that you or anyone to whom you transmit the Information pursuant to this
                        Confidentiality Agreement (i) become legally compelled to disclose any of the Information or the existence of the transaction pursuant to a subpoena or other court process or (ii) is requested or required to provide any of the Information or acknowledge the existence of the Information by an applicable regulatory agency in connection with an examination of your financial institution by examiners or by your independent auditors, you shall use your best efforts to provide
                        Citicorp, Credit Suisse and Borden

                        with notice of such event promptly upon your obtaining knowledge thereof so that any one or more of
                        Citicorp, Credit Suisse and Borden may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  If and to the extent that such protective order or other remedy is not obtained, or that Citicorp, Credit Suisse and Borden waive compliance with the provisions of this Confidentiality Agreement with respect to all or any portion of the information so sought, you shall disclose such Information in a manner reasonably designed to preserve its confidential nature.

                This Agreement shall be governed by and construed under the laws of the State of New York, without reference to conflicts of laws principles.

                If you are prepared to accept the Information on this basis, please sign and return to Citicorp the enclosed copy of this Confidentiality Agreement.  In the event that you decide not to provide financing for the Credit Facility, referenced above, you shall, within two business days of that decision, and no later than the date by which Lenders' commitments are due for the Credit Facility, redeliver to Citicorp the Information, including the material that was furnished to you by or on behalf of any of the
                Companies in connection with the Credit Facility, and represent to Citicorp, Credit Suisse and Borden that you have returned all copies of such material.  All of your obligations hereunder and all of our rights and remedies hereunder shall survive any return or destruction of the Information.

                Very truly yours,

                CITICORP SECURITIES, INC.                               CREDIT SUISSE

                By:  _______________________                            By:  _____________________

                Title:  ______________________                          Title:  ____________________

                        ACCEPTED:                               By:     _____________________
                        __________________________      Title:  _____________________
                        (Name of Lender)

                                                                        __________, 1994

                                      EXHIBIT A


                            FORM OF CONSENT AND AGREEMENT

                    The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the Pledge Agreement dated as of December 15, 1994 (the "Pledge Agreement", the terms
                                              ----------------
          defined therein being used herein as therein defined) from Borden, Inc., a New Jersey corporation and the undersigned Subsidiaries of the Pledgor (each a "Subsidiary Pledgor" and
                                               ------------------
          collectively, the "Subsidiary Pledgors") to Citibank, N.A., as
                             -------------------
          collateral agent for and representative of (the "Administrative
                                                           --------------
          Agent") the Lenders referred to therein, and hereby agrees with
          -----
          the Administrative Agent that the Administrative Agent shall be entitled to exercise any and all rights and remedies of the Subsidiary Pledgors in accordance with the terms of the Pledge Agreement, and the undersigned shall comply in all respects with such exercise.

                    This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the Lenders and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York

                    IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.


          Dated:  December 15, 1994          T.M. INVESTORS LIMITED
                                             PARTNERSHIP

                                             By: Pawling Partners, Inc., as
                                             General Partner

                                             By:
                                                ---------------------------
                                               Name:
                                               Title: